Exhibit 10.24

STANDARD INDUSTRIAL LEASE
(Net)

CARLSBAD CORPORATE CENTER
5818 El Camino Real

H. G. FENTON PROPERTY COMPANY,
a California corporation
"Landlord"

and

ALPHATEC HOLDINGS, INC.,
a Delaware corporation
"Tenant"

The parties acknowledge that double underlined text and ~~lined-through text~~ are intentional changes in language and incorporated as a part of this Lease.

Exhibit 10.24

TABLE OF CONTENTS
SECTION                                             PAGE

1.	BASIC LEASE PROVISIONS 1

2.	PREMISES. 2

3.	TERM; DELIVERY OF PREMISES; CONSTRUCTION. 3

4.	RENT. 3

5.	SECURITY DEPOSIT 6

6.	USE. 6

7.	MAINTENANCE, REPAIRS AND ALTERATIONS. 7

8.	TAXES. 9

9.	UTILITIES 10

10.	INSURANCE. 10

11.	WAIVER AND INDEMNITY. 11

12.	DAMAGE AND DESTRUCTION. 12

13.	CONDEMNATION. 13

14.	ASSIGNMENT AND SUBLETTING. 13

15.	DEFAULT BY TENANT; REMEDIES. 14

16.	DEFAULT BY LANDLORD. 15

17.	SUBORDINATION AND ESTOPPEL. 16

18.	HAZARDOUS MATERIALS. 17

19.	NOTICE 18

20.	OTHER TERMS AND CONDITIONS. 18

21.	GENERAL PROVISIONS. 19
EXHIBITS

A	Site Plan
B    Work Letter
C    Rules and Regulations
D    Signage Criteria
E    Environmental Questionnaire
F    Form of Landlord’s Consent

Exhibit 10.24

INDEX OF DEFINED TERMS
PAGE

Acceptable Insurance Company	10

ACM	17

ADA	7

Additional Rent	3

Alterations	8

Approved Working Drawings	2

Architect	Exhibit B

Base Rent	3

Base, Shell and Core	1

Brokers	19

Building	1

business days	21

Code	Exhibit B

Commencement Date	3

Common Areas	2

Construction Drawings	Exhibit B

Contractor	2

Declaration	2

Encumbrances	2

Engineers	Exhibit B

Estimated Amount	4

Exercise Option	24

Expiration Date	3

Extension Term	24

Fair Market Rental Value	24

Final Space Plan	2

Final Working Drawings	2

GAAP	5

Guarantor	14

Hazardous Materials	18

Hazardous Materials Laws	18

HVAC	7

Improvement Allowance	Exhibit B

Improvement Allowance Items	1

Insolvency Event	15

Insurance Start Date	10

L/C Portion of the Security Deposit	25

Landlord	1

Landlord’s Representatives	11

Landlord’s Work	3

Laws	7

Lease	1

Lease Year	3

Letter of Credit	25

Losses	12

Mortgage	16

Mortgagee	16

New Owner	16

Non-Disturbance Agreement	16

Operating Expenses	4

Permits	2

Permitted Use	6

Premises	1

Real Property Taxes	6

Recapturable Expenses	15

Exhibit 10.24

Rejection Notice	24

Review Fee	13

Review Period	4

RSF	1

Rules and Regulations	7

Security Deposit	6

Security Deposit Laws	26

Specifications	Exhibit B

Standard Improvement Package	Exhibit B

Statement	4

Sublease	2

Systems and Equipment	4

taken	13

taking	13

Tenant	1

Tenant’s Property	9

Tenant’s Representatives	12

Tenant’s Share	6

Tenant’s Work	3

Tenant's Agents	2

Term	3

Transfer Notice	13

Utility Installations	8

Exhibit 10.24

STANDARD INDUSTRIAL LEASE - NET

THIS STANDARD INDUSTRIAL LEASE - NET ("Lease"), dated for reference purposes only November __, 2015, is made at San Diego, California, between H. G. FENTON PROPERTY COMPANY, a California corporation ("Landlord"), and ALPHATEC HOLDINGS, INC., a Delaware corporation ("Tenant").

1.	BASIC LEASE PROVISIONS
.
1.Premises
: Approximately 76,693 rentable square feet (“RSF”) of space located in the Building, as depicted on Exhibit A, and the exterior patio area immediately adjacent to the Building (the “Premises”). The address for the Premises is 5818 El Camino Real, Carlsbad, California 92121.
2.Building
: The single-story building in which the Premises is located at 5818 El Camino Real, Carlsbad, California 92121 (the “Building”).
3.Project
: The two (2) buildings, including all appurtenances and common area thereto, located at 5818 and 5830 El Camino Real, Carlsbad, California, 92008, consisting of approximately 150,173 rsf.

Term:	Sixty-six (66) full calendar months.
Commencement and Expiration Dates:
Commencement Date:	February 1, 2016.
Expiration Date:	July 31, 2021.
Extension Option Period:	Subject to the provisions set forth in Section 23
Initial Monthly Base Rent:	$105,069.00 ($1.37 per RSF x 76,693 RSF)
Prepaid Base Rent:	None.
Adjustment to Monthly Base Rent:
Months of Term	Base Rent
2	$105,069.00	(conditionally abated, subject to provisions of Section 22)
3 - 12	$105,069.00
13	$108,221.00	(conditionally abated, subject to provisions of Section 22)
14 - 24	$108,221.00
25 - 36	$111,468.00
37 - 48	$114,812.00
49 - 60	$118,256.00
61 - 66	$121,804.00

Security Deposit Amount:	$121,804.00$121,804.00
Improvement Allowance:	$493,723.00 (subject to the provisions of Exhibit B) $510,008.45 subject to the provision of Exhibit B
Tenant's Share:	51.070% for all Operating Expenses other than Real Property Taxes and 51.070% for Real Property Taxes.

Exhibit 10.24

Permitted Use:
The Premises shall be used and occupied as corporate offices, general offices, engineering, research and development, warehousing and distribution, and light manufacturing. Research and development may include demonstrative surgical activities associated with the Tenant’s spinal and orthopedic surgical products and for the storage and use of medical biological and other materials incidental to such activities, including without limitation, a specially equipped cadaver lab that includes radiographic equipment.

Guarantor(s):	None.
Broker(s):	Hughes Marino. Inc. (Tenant) DTZ (Landlord)
Parking:	Two Hundred and sixty-five (265) unreserved parking spaces.
Landlord's Address for Notice:	H. G. Fenton Company 7577 Mission Valley Road, Suite 200 San Diego, California 92108 Tel: (619) 400-0120 Fax: (619) 400-0111 Attention: Property Manager
Tenant's Address for Notice:	Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, California 92008 Tel: (858) Fax: (858) Attention: General Counsel
Addendum:	Sections 22, 23, 24

2.	PREMISES.

1.Lease of Premises. Subject to all of the conditions set forth in this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Except as otherwise provided herein, this Lease is subject to: (i) if applicable, any recorded declaration of covenants, conditions and restrictions or other similar documents recorded against the Project as of the date of this Lease (the “Declaration”), all Mortgages (as defined in Section 17.1), and any other matters of record now affecting the Project (collectively with the Declaration and Mortgages, the “Encumbrances”); and (ii) all Laws (as defined in Section 6.2) affecting the Project, Building or the Premises. Landlord represents and warrants that, as of the date of this Lease, no part of the Project or the Premises is subject to a ground-leasehold interest. Landlord shall not enter into any amendments to the Encumbrances or enter into any new Encumbrances without the prior written consent of Tenant if and to the extent such amendments or new Encumbrances conflict with Tenant’s Permitted Use, unreasonably interfere with Tenant’s access to the Premises or materially reduce the parking ratio at the Project.

Exhibit 10.24

2.Landlord's Reserved Rights. Landlord reserves to itself the absolute right, without materially interfering with Tenant’s use of the Premises for the Permitted Use, unless required to comply with applicable Laws: (i) to the use of the roof, the exterior surfaces of exterior walls and areas above and subterranean areas beneath the Premises, and (ii) to install, use, maintain and replace the Systems and Equipment (as defined in Section 4.2(e)(i)(A)) located within the Premises which serve other parts of the Project, in a manner and locations that do not unreasonably interfere with Tenant's use of or access to the Premises.

3.Condition of Premises. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor its agents have made (i) any promise to alter, remodel or otherwise improve the Premises, the Building or the Project, or (ii) any representation or warranty with respect to the condition of the Premises, the Building or the Project. Subject to the completion of any Landlord's Work (as defined in Section 3.3) and subject to Landlord’s obligations regarding payment of the Improvement Allowance and further subject to any representations and warranties of Landlord expressly set forth in this Lease, Tenant accepts possession of the Premises in its current, "as is", condition, and Tenant acknowledges that Tenant’s possession of the Premises pursuant to a sublease between Tenant and the current tenant of the Premises (the “Sublease”) immediately preceding the Commencement Date shall be deemed conclusive evidence that, as of the Commencement Date, the Premises were in good order and satisfactory condition, subject to any then-existing repair requests or notices to Landlord regarding the condition of the Premises as may have been delivered by Tenant or the prior tenant from which Tenant is currently subleasing the Premises prior to the Commencement Date.

4.Rights in Common Areas. Landlord grants to Tenant and to Tenant's, agents, employees and invitees a non-exclusive license during the Term (as defined in Section 3.1) to use all areas and facilities outside the Premises and within the Building and Project designated by Landlord from time to time as common areas (collectively, the “Common Areas”), subject to the terms and conditions of this Lease; provided that Common Areas shall not include any portion of the Project currently leased or available for lease, which rentable areas shall be either maintained by the tenants thereof in accordance with maintenance obligations consistent with Section 7.1 of this Lease, or maintained by Landlord at its sole cost and expense and not as an Operating Expense of the Project. Without any liability to Tenant, at any time during the Term, Landlord shall have the right to: (a) close off any of the Common Areas to the extent reasonably required in Landlord’s opinion to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas; (b) temporarily close any of the Common Areas for maintenance, alteration or improvement purposes; (c) select or contract with any person for the purpose of operating and maintaining the Common Areas, subject to such terms and rates as Landlord deems reasonable; (d) change the size, use, shape or nature of any portions of the Common Areas, including the right to change the arrangement and/or location of, or to regulate or eliminate the use of, any parking spaces, garage, elevators, stairs, toilets or other public conveniences in the Project (provided that such changes shall not unreasonably interfere with Tenant’s use and access to the Premises, the visibility of the Premises or materially reduce the parking ratio at the Project, unless required to comply with applicable Laws); and (e) erect additional buildings on the Common Areas, expand buildings to cover a portion of the Common Areas, convert Common Areas to a portion of the Building or other buildings (provided that such conversion does not materially and adversely affect the parking ratio at the Project or Tenant’s access to the Premises or the visibility of the Premises), or convert any portion of the Building or such other buildings to Common Areas. Upon erection of any additional buildings, the portion of the Project upon which buildings have been erected will no longer be deemed to be a part of the Common Areas. In the event of any of the foregoing, Landlord may make an appropriate adjustment in the total RSF of the Project, and a corresponding adjustment to Tenant's Share (as defined in Section 4.2(e)(iii)).

Subject to Section 9 of the Lease and Tenant’s rights in the event of an Abatement Event, Landlord’s exercise of the foregoing rights shall not entitle Tenant to any abatement of rent nor shall the same constitute an actual or constructive eviction of Tenant; however, Landlord shall (except in an emergency) take reasonable steps to minimize interference with Tenant’s business while exercising such rights.
5.Measurement of Premises and Project. Landlord hereby represents and warrants that, absent any improvement or addition to the Premises during the Term or any extension thereto, the rsf of the Premises set

Exhibit 10.24

forth in Section 1.1 above shall not increase during the Term or any extension thereto. For purposes hereof, Tenant’s expansion of any outdoor patio space or improvement of the same shall not constitute an addition to the Premises triggering a remeasurement. If there is a change in the total rentable area of the Project as a result of an addition to the Building or the Project, as applicable, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations for Tenant’s Share of Operating Expenses as shall be necessary to provide for any such changes.

3.	TERM; DELIVERY OF PREMISES; CONSTRUCTION.

1.Term. Landlord’s obligation to lease the Premises to Tenant and Tenant’s obligation to lease the Premises from Landlord in accordance with this Lease shall be effective as of the date of this Lease, but all other terms and provisions of this Lease shall be effective as of the Commencement Date. The term of this Lease (the “Term”) shall be for the number of months set forth at Section 1.4 above, beginning on the date (the “Commencement Date”) set forth in Section 1.5(a) above, and ending on the date (the “Expiration Date”) set forth in Section 1.5(b) above. “Lease Year” shall mean each consecutive twelve (12) calendar period or portion thereof during the Term, commencing with the Commencement Date and without regard to calendar years; provided, however, if the Commencement Date is not the first day of the month, then the first Lease Year shall commence on the first day of the first calendar month after the Commencement Date and be deemed to include the partial month at the beginning of the Term.

2.Delivery of the Premises. Landlord and Tenant acknowledge and agree that Tenant currently occupies, and as of the date immediately preceding the Commencement Date, will occupy, the Premises pursuant to the Sublease; consequently, Landlord shall have no obligation to physically deliver possession of the Premises to Tenant on the Commencement Date; provided, however, Landlord shall be obligated to have terminated any rights of the sublessor to the Premises as of the Commencement Date. Tenant hereby waives any and all claims Tenant may have with respect to the condition of the Premises as of the Commencement Date (except and to the extent subject to any then-existing repair requests or notices to Landlord regarding the condition of the Premises as may have been delivered by Tenant or the prior tenant from which Tenant is currently subleasing the Premises prior to the Commencement Date). Landlord makes no representation or warranty as to the nature, quality, or suitability for Tenant's business of the Project, the Building, or the Premises, and Tenant shall have no rights against Landlord by reason of such matters. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall, at its sole cost and expense (and as not part of Operating Expenses, other than as set forth in Section 7.4 herein) and throughout the initial Term and any Extension Term (if applicable), repair any structural and/or latent design or construction defects in the original construction of the Project of which Landlord has notice or that Landlord discovers.

3.Initial Construction. The initial construction of any improvements in the Premises shall be performed in accordance with the terms and conditions of Exhibit B, with any work to be performed by Tenant pursuant to Exhibit B being referred to as “Tenant’s Work” and any work to be performed by Landlord pursuant to Exhibit B being referred to as “Landlord’s Work”.

4.Tenant Delay. [INTENTIONALLY OMITTED].

5.Memorandum of Commencement Date. Following the Commencement Date, Landlord shall deliver to Tenant two (2) copies of a written “Memorandum of Commencement Date,” signed by Landlord, confirming the Commencement Date and the Expiration Date. Within ten (10) days after receipt thereof, Tenant shall sign and return one (1) copy of the Memorandum of Commencement Date. Tenant's failure to return a copy of the Memorandum of Commencement Date within such ten (10) day period shall be conclusively deemed Tenant's agreement with all matters set forth therein; however, if Tenant returns the same with any of the information corrected, Tenant shall not be deemed to have failed to sign and return the same, but Landlord shall not be bound by such corrections unless Landlord agrees to such corrections in writing.

4.	RENT.

Exhibit 10.24

1.General. From and after the Commencement Date, Tenant agrees to pay Landlord, in advance, on the first day of each calendar month during the Term, Base Rent in the amount set forth in Section 1.7, as adjusted pursuant to Section 1.9 (the “Base Rent”), subject to abatement as set forth in Section 22 below. All sums payable by Tenant hereunder other than Base Rent, including without limitation, Tenant's Share of Operating Expenses (as defined in Section 4.2(e)(i)), shall be referred to herein as “Additional Rent.” Payment of all such Base Rent and Additional Rent shall be without offset or demand, in lawful money of the United States of America and made at the address set forth for Landlord herein or at such other place as Landlord may direct. If any Base Rent or Additional Rent payment is for a partial calendar month, then the Base Rent or Additional Rent payment for any such partial month shall be prorated based on the number of days in such partial month.

2.Operating Expenses. The parties intend that, subject only to the specific exceptions set forth in this Lease, this Lease be absolutely net to Landlord. Accordingly, in addition to Base Rent, Tenant shall pay, as Additional Rent, Tenant's Share of Operating Expenses (as defined in Section 4.2(e)(iii) and 4.2(e)(i), respectively), for each calendar year of the Term, pursuant to the following terms and conditions:
(a)As soon as reasonably practicable after the Commencement Date and the commencement of each subsequent calendar year during the Term, Landlord shall provide to Tenant a good faith estimate of Tenant's Share of Operating Expenses with respect to the calendar year in question (the “Estimated Amount”).
(b)Tenant shall pay the Estimated Amount to Landlord in equal monthly installments with each monthly payment of Base Rent. If the Estimated Amount has not yet been determined for any calendar year, Tenant shall pay the monthly installment of the Estimated Amount for the preceding calendar year until the Estimated Amount for the current calendar year has been provided to Tenant, and thereafter make each monthly installment payment in accordance with the current Estimated Amount.
(c)Within sixty (60) days following the end of each calendar year of the Term (or within sixty (60) days following the Expiration Date, with respect to the year in which this Lease expires), Landlord shall determine, and provide to Tenant a reasonably detailed statement (the “Statement”) setting forth, the actual amount of Operating Expenses for such calendar year (or portion thereof, with respect to the final calendar year, if the Expiration Date is other than December 31). If Tenant's Share of actual Operating Expenses exceeds the sum of Tenant’s monthly estimated payments for such calendar year, Tenant shall pay the difference to Landlord, within thirty (30) days following receipt of such Statement. If the sum of such monthly estimated payments paid by Tenant exceeds Tenant's Share of actual Operating Expenses, the difference shall be applied as a credit to future monthly estimated payments of Tenant's Share of Operating Expenses, except that any such credit due to Tenant after the Expiration Date shall be delivered to Tenant along with such Statement. The failure of Landlord to timely furnish the Statement or any statement required under Section 4.2(b) for any calendar year shall not prejudice Landlord from enforcing its rights under this Section 4.2., unless Landlord has not delivered the Statement within twelve (12) months after the expiration of any calendar year; provided, however, Landlord shall have the right to amend any Statement after Landlord’s delivery thereof, regardless of such twelve (12) month period, if Landlord receives additional tax bills relating to such calendar year after Landlord’s delivery of the Statement, provided Landlord amends the Statement within three (3) months of Landlord’s receipt of the additional tax bills. The provisions of this Section 4.2 shall survive the expiration or earlier termination of this Lease.
(d)Landlord shall keep at its home office in the County of San Diego, full, accurate and separate books of account with back up documentation of Operating Expenses for a period of three (3) years after the end of each calendar year. Within ninety (90) days after Tenant’s receipt of a Statement (the “Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not compensated on a contingency fee basis) designated by Tenant and reasonably approved by Landlord (“Approved Auditor”), may, after fifteen (15) days written notice to Landlord and at reasonable times, inspect Landlord’s records pertaining to Landlord’s calculation of Tenant’s Share of Operating Expenses at Landlord’s offices in San Diego County, provided that Tenant is not then in Default (as defined in Section 15.1) and provided further that Tenant and such employees or accountant shall execute a commercially reasonable confidentiality agreement agreeing to keep all

Exhibit 10.24

information contained in Landlord’s records, as well as the results of Tenant’s review and the certification described below, in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period. Tenant’s failure to audit Landlord’s records with respect to the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and waiver of the right or ability to dispute the amounts set forth in such Statement. If an Approved Auditor finds that the Operating Expenses for the calendar year are less than reported, Landlord shall reimburse Tenant the amount of the overpayment within thirty (30) days of such determination by the Approved Auditor. If Landlord has overbilled Tenant by more than five percent (5%), Landlord shall also reimburse Tenant for its reasonable, out-of-pocket audit expenses in an amount not to exceed $2,500.00. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days following such determination.
(e)Definitions.
(i)“Operating Expenses” shall mean all costs reasonably incurred by Landlord in connection with the management, maintenance, repair, restoration or operation of the Project, including, without limitation, costs incurred for:
(A)The operation, repair and maintenance of (i) the Common Areas; and (ii) the electrical, gas, plumbing, water, sewer, sprinkler, communications, alarm, security or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project (the “Systems and Equipment”).
(B)Trash disposal, janitorial service, security services, window washing, signage and equipment rental expenses, and any other service to be provided by Landlord under this Lease.
(C)The cost of insurance carried by Landlord pursuant to Section 10 below, including any deductibles thereunder, but expressly excluding the cost of any earthquake insurance that Landlord may elect to carry.
(D)Real Property Taxes (as defined in Section 4.2(e)(ii)).
(E)Utilities not separately metered to Tenant or other tenants of the Project.
(F)Compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Project, provided such compensation is commercially reasonable and if such persons provide services to the Project in addition to other building(s), such compensation shall be equitably allocated based on the amount of time such persons spend providing services to the Project and the other building(s).
(G)Maintenance and repair of roofs, building walls, foundations and other structural elements of the Project, subject to the exclusion of capital improvements, repairs and replacements from Operating Expenses as provided below.
(H)A property management fee in the amount of fifteen percent (15%) of all other Operating Expenses.
(I)Dues and assessments payable under the Declaration (if any).
(J)Any costs expressly included in Operating Expenses elsewhere in this Lease.
(K)The cost of any improvements (i) which are intended to reduce other Operating Expenses, and/or (ii) made to the Project after the Commencement Date that are required under any Law first applicable to the Project after the Commencement Date; provided, however, that if any such cost is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine in accordance with generally accepted accounting principles consistently applied ("GAAP") and/or conforming to sound real estate management principles to the extent inconsistent with GAAP.

Exhibit 10.24

(L)Any costs incurred by Landlord for compliance with Laws pursuant to Section 6.2 below, but expressly excluding any costs to correct any non-compliance with Laws existing as of the Commencement Date.
Notwithstanding anything to the contrary contained in this Section 4.2(e)(i), the following items shall be excluded from the term "Operating Expenses": (i) expenditures or reserves for capital improvements, repairs or replacements, as defined by generally accepted accounting principles (GAAP), made to the Premises, the Building or Project, except as provided in subsection (K) above; (ii) repairs or other work occasioned by fire, windstorm or other casualty for which Landlord is obligated to maintain insurance or as to which Landlord receives reimbursement from third parties (in each case to the extent of the reimbursed amounts actually received by Landlord pursuant to its diligent efforts to obtain reimbursement to which Landlord is contractually entitled); (iii) any expense for any other building or property owned by Landlord; (iv) costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants in, or other occupants of, the Project, except as such relates to reasonable improvements, repair and/or maintenance of the Common Areas; (v) depreciation of any kind; (vi) except as otherwise provided in this Lease, costs incurred due to the violation by Landlord or any tenant of the terms and conditions of any lease pertaining to the Project or of any valid and applicable building code, regulation or law or incurred due to the Premises or any part of the Project being in violation of any such code, regulation or law (subject to the provisions of Section 6.2 of this Lease); (vii) except for the property management fee described in subsection (H) above, overhead and profit increments paid to subsidiaries or Affiliates (as defined below) of Landlord for services rendered with respect to the Project to the extent that the costs of such services materially exceed competitive costs for similar services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or Affiliate of Landlord (as used herein "Affiliate" means a person or entity controlling, controlled by, or under common control with Landlord, and "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity); (viii) interest on debt (except as provided in subsection (K) above) or amortization payments on any Mortgage to which Landlord is a party which affects the Project, and rental under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, Real Property Taxes), and Landlord’s points, fees and legal costs and expenses associated with any such Mortgage or underlying lease; (ix) costs of Landlord's or its agent's general corporate or partnership overhead and general administrative expenses which are generally not chargeable as Operating Expenses by owners of similar properties located in the Carlsbad industrial submarket under comparable leases to similar tenants; (x) any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operated by Landlord at the Project; (xi) without limiting anything contained in clause (i) above, rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial, repair or maintenance services which is not affixed to the Project; (xii) expenses legal or otherwise, incident to enforcement by Landlord of the terms of any other lease or occupancy agreement for the Project or in performing the obligation of any other tenant under its lease in the Project; (xiii) to the extent Landlord is actually reimbursed (but subject to Landlord’s diligent efforts to obtain reimbursement to which Landlord is contractually entitled at Landlord’s sole cost and expense), any expense for which Landlord is otherwise entitled to be or is actually reimbursed or indemnified (including reimbursement or indemnification by an insurer, warrantor or condemner); (xiv) any costs or expenses that are expressly designated as a Landlord’s cost or Landlord’s expense elsewhere in this Lease, including without limitation, the cost of earthquake insurance if carried by Landlord; (xv) any costs, expenses, fees or penalties relating to Landlord’s compliance or noncompliance with any Hazardous Materials Laws, rules, ordinances or regulations, now or hereinafter in force or effect, including but not limited to any laws, rules, ordinances or regulations relating to the disposal, handling or clean-up of Hazardous Materials or remedial or restoration work.; and (xvi) costs incurred in advertising, promotional and leasing activities for the Project, and costs and expenses incurred pursuant to any lease, sublease, sale or other conveyance of any interest of Landlord in the Project. Landlord shall use commercially reasonable efforts to make payments for goods and services in a timely manner to obtain the maximum possible discount. In the calculation of items constituting Operating Expenses, it is understood that no item shall be charged more than once.

Exhibit 10.24

(ii)“Real Property Taxes” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, which Landlord shall pay during the Term because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. Real Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included in Real Property Taxes. With respect to Real Property Taxes that may be paid in annual installments without penalty to Landlord, only installments thereof due during the Term of this Lease may be included in Real Property Taxes. Notwithstanding anything to the contrary set forth in this Lease, Real Property Taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance or succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or gross receipts), (ii) taxes on tenant improvements in any space in the Project based upon an assessed level in excess of the assessed level for which Tenant is directly responsible under this Lease, or (iii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any real property taxes, when due. In the event Landlord receives a refund or other return of Real Property Taxes (including any award received as a result of Landlord's or Tenant’s successful protest of the amount of Real Property Taxes) for which Tenant previously paid, then such refunded amount (plus any interest corresponding to such amount to the extent received from the taxing authority, less Landlord's costs incurred in procuring such refund) shall be applied to reduce the amount of Real Property Taxes for the Lease Year in which such refunded amount is received prior to calculating the actual Real Property Taxes for such Lease Year, or if received after the expiration or earlier termination of this Lease shall be refunded to Tenant within thirty (30) days following receipt of such refund from the taxing authority.

(iii)“Tenant’s Share” shall mean the percentage(s) set forth in Section 1.12 above.

3.Late Charges. If any payment of Base Rent or Additional Rent is not paid within five (5) days after the date due, Tenant shall pay to Landlord ten percent (10%) of the amount due or Two Hundred Fifty Dollars ($250.00), whichever is greater; provided that upon the first such failure in any Lease Year such late charge shall not accrue until five (5) days after Tenant’s receipt of notice that the overdue payment was not received when due and a statement that a late charge will be due five (5) days from the delivery of such notice if the overdue amount is not paid. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. The late charge shall be deemed Additional Rent and shall be in addition to all of Landlord's other rights and remedies under this Lease, at law or in equity.

5.
SECURITY DEPOSIT. Tenant shall pay to Landlord, on or before the Commencement Date, a security deposit in the amount set forth in Section 1.10 ("Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If Tenant is in Default under this Lease, Landlord may (but shall not be required to) use all or any part of the Security Deposit for the payment of any amount in Default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is so used, Tenant shall, within five (5) business days of Landlord’s written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original

Exhibit 10.24

amount, and Tenant's failure to do so shall be a Default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any unused or unapplied balance thereof shall be returned to Tenant within thirty (30) days of the expiration or earlier termination of this Lease. Tenant hereby waives the provisions of §1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 5 above, and all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon or after termination of this Lease under §1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

6.	USE.

1.Permitted Use. The Premises shall be used and occupied only for the purposes set forth in Section 1.13 above (the “Permitted Use”), and for no other uses or purposes whatsoever. If any governmental license or permit shall be required for the proper and lawful conduct of the Permitted Use, or if a failure to procure such a license or permit could potentially adversely affect Landlord or the Project in any manner, then Tenant, at Tenant's expense, shall (i) promptly procure and maintain such license or permit and submit the same to Landlord, and (ii) at all times, comply with the requirements of each such license or permit. Tenant warrants that it has investigated whether the Permitted Use and Tenant’s contemplated manner of operation will comply with, and Tenant assumes the risk that the same are and will continue to be in compliance with, all applicable Laws (as defined in Section 6.2 below). Tenant agrees that under no circumstances shall Tenant be released in whole or in part from any of its obligations under this Lease as a result of any governmental authority's disallowing or limiting the Permitted Use or Tenant’s manner of operation.

2.Compliance With Requirements. Tenant shall, at Tenant's expense, promptly comply with (i) all applicable federal, state, county or municipal laws, statutes, ordinances, rules, regulations, requirements, orders and directions now or hereafter in effect, including zoning laws, land use approvals, ordinances and building codes, all stormwater laws and regulations and Title III of the Americans With Disabilities Act ("ADA") and other applicable laws and regulations that relate to access by the disabled or handicapped (collectively, “Laws”), (ii) all applicable covenants and restrictions of record (including any Declaration), and (iii) requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect during the Term, for each of (i), (ii) and (iii) relating to the Premises and/or Tenant’s use thereof; however, Tenant shall not be required to make any structural alterations to the Premises and/or any alterations to the Common Areas in order to comply with applicable Laws, except to the extent that such compliance is triggered by Tenant’s use of the Premises, the construction of the Improvements pursuant to Exhibit B or any Alterations (as defined in Section 7.6), in which case such changes will be made by Landlord and Tenant shall reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor. Landlord shall, at Landlord’s sole cost and expense (subject to including in Operating Expenses to the extent permitted under Section 2.16), be responsible for compliance with all Laws pertaining to the Project and the Common Areas, other than compliance for which Tenant is responsible as described above. Within fifteen (15) days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires in order for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and related California Code of Regulation, relating to commercial building energy ratings. Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance or disturb other occupants of the Project. Without limiting the generality of the foregoing, Tenant shall, at its sole cost and expense, comply promptly with all Hazardous Materials Laws (as defined in Section 18.5) applicable to the Permitted Use and the conduct of Tenant's business, as set forth in Section 18 below. If at any time it reasonably appears to Landlord that Tenant is not fulfilling its obligations under this Section, Landlord may perform, at Tenant's sole cost, an audit or inspection of the Premises to evaluate Tenant's compliance herewith.

Exhibit 10.24

To Landlord’s actual knowledge, as of the date of this Lease, the Premises has not been inspected by a Certified Access Specialist (CASp).

3.Rules and Regulations. Tenant shall at all times comply with the rules and regulations for the Project (the “Rules and Regulations”). A copy of the Rules and Regulations in existence on the date of this Lease is attached hereto as Exhibit C; however, Landlord reserves the right to reasonably amend the Rules and Regulations at any time by giving written notice of such amendment to Tenant, so long as such amendments do not materially decrease Tenant’s rights, or materially increase Tenant’s obligations, under this Lease. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner; provided, however, that Landlord shall not be liable to Tenant for Landlord's failure to enforce the Rules and Regulations against any other tenants of the Project.

7.	MAINTENANCE, REPAIRS AND ALTERATIONS.

1.Tenant's Obligations.
(a)Except as provided in Section 7.4 below, Tenant shall, at Tenant’s sole cost and expense, keep and maintain in good, sanitary order, condition, and repair the non-structural portions of the Premises and every part thereof, including, without limitation, all improvements (including any Alterations, fixtures, interior surfaces of the exterior walls, interior walls, floors, ceilings, doors, door frames, door checks, windows, plate glass), all plumbing and sewage facilities within and exclusively serving the Premises (including free flow up to the main sewer line), fixtures, electrical systems (exclusively serving the Premises, whether or not located in the Premises), and fire sprinkler systems. Any glass broken during the Term shall promptly be replaced by Tenant with glass of the same quality, size and kind.
(b)Landlord shall maintain, repair and replace the HVAC system serving the Premises ("HVAC") and, during the Term, Tenant shall reimburse Landlord, within thirty (30) days following Landlord written request and an invoice providing reasonable detail of cost incurred, as Additional Rent, for Landlord's costs for (i) a preventative maintenance contract covering the HVAC (which may be a part of a larger maintenance contract covering other tenants’ HVAC systems, in which case Tenant shall be responsible only for Tenant’s equitable share of the cost of such contract), which contract shall be subject to (i.e. not duplicative of) the manufacturer’s standard warranty for the HVAC, and (ii) any repair or replacement of the HVAC.

2.Condition on Termination. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as on the Commencement Date (with all tenant improvements existing as of the Commencement Date), subject to ordinary wear and tear, damage due to casualty, loss or alteration due to casualty, and any alterations to the Premises made by Landlord pursuant to its rights under Section 2.2 above, or alterations made as part of Tenant’s Work, as required to comply with applicable laws or otherwise not required to be removed by Landlord in accordance with Section 7.6 below, “warehouse clean” and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Upon such expiration or termination, Tenant shall, at its sole cost and expense, remove from the Premises all debris and rubbish, all of Tenant’s Property (as defined in Section 8.2), any Alterations or Improvements required to be removed pursuant to Section 7.6(c) and any cabling installed by or at the request of Tenant and/or any security systems installed by or at the request of Tenant. Tenant's machinery and equipment (other than Utility Installations, as defined in Section 7.6(a)), unless affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, shall remain the property of Tenant and shall be removed by Tenant; provided, however, the parties acknowledge and agree that the following items, though affixed to the Premises, shall remain Tenant’s property: any video screens mounted to walls in the Premises, the NuBoom fixtures in the Medical Education Lab portion of the Premises, the hydraulic benches in the Mechanical Test Lab portion of the Premises and the air compressors used by Tenant’s Advanced Manufacturing Group. Tenant shall repair any damage to the Premises, Building and/or Project occasioned by such removal. If Tenant fails to complete such removal and/or repair, Landlord may do so and Tenant shall reimburse Landlord for all costs

Exhibit 10.24

incurred therefor. Tenant’s obligations pursuant to the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

3.Landlord's Rights. If Tenant fails to perform Tenant's obligations under Section 7.1 or 7.2, then the provisions of Section 15.3(c) shall apply.

4.Landlord's Obligations. Except for Landlord’s obligation to construct any Landlord's Work, Landlord’s obligations with respect to the HVAC system and as set forth in Sections 12 and 13 of this Lease, the parties intend that Landlord shall have no obligation whatsoever to repair and maintain the non-structural portions of the Premises or any Alterations or equipment therein, including without limitation, any improvements installed as part of any Landlord’s Work. Notwithstanding the foregoing, Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Building (and keep all of the foregoing watertight at all times) and other buildings in the Project, as well as operate, maintain and repair all Common Areas of the Project in a first class manner comparable to other Class A industrial/office projects in the Carlsbad market, and all costs and expenses incurred by Landlord in connection therewith shall be included within Operating Expenses, subject to the exclusions set forth in Section 4.2(e)(i) above. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for such repairs.

5.Waiver; Self Help. Subject to Tenant’s self help rights expressly provided in this Section 7.5, Tenant expressly waives all rights to make repairs at the expense of Landlord or deduct any amounts from rent as provided in any statute or law in effect during the Term of this Lease, including its rights under the provisions of §1941 and §1942 of the Civil Code of the State of California. Notwithstanding any provision in this Lease to the contrary, if Landlord shall fail to commence any repair obligations required under Section 7.4 above within thirty (30) days following Tenant’s written request for such repairs and thereafter complete such repairs with commercially reasonable due diligence, then Tenant may elect to make such repairs by complying with the following provisions of this 7.5. Before making any such repair, and following the expiration of the applicable period set forth above, Tenant shall deliver to Landlord a notice for the need for such repair (“Self Help Notice”), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help rights hereunder. Should Landlord fail, within five (5) business days following receipt of the Self-Help Notice (or within two (2) business days following written notice in the event of necessary emergency repairs), to commence the necessary repair (or to make other reasonable arrangements), then Tenant shall have the right to make such repair on behalf of Landlord so long as such repair is performed in strict compliance with all applicable Laws and restrictions of record and the total cost of such repair does not exceed an amount equal to two (2) months of Tenant’s then-current Base Rent. Any sums expended by Tenant pursuant to the provisions of this Paragraph 7.5 without Landlord’s express written prior consent shall be at Tenant’s risk. Landlord agrees that Tenant will have access to areas of the Building outside the Premises to the extent necessary to perform the work contemplated by this Section 7.5. In the event Tenant properly takes such action in accordance with this Section 7.5, Tenant may utilize the services of any qualified contractor which normally and regularly performs similar work in comparable buildings in the area of the Project. Tenant shall provide Landlord with a reasonably detailed invoice together with reasonable supporting evidence of the costs reasonably and actually incurred in performing such repairs. Landlord shall either reimburse Tenant for the reasonable costs of such repairs plus a fifteen percent (15%) administration fee within thirty (30) days following receipt of Tenant’s invoice for such costs or deliver a written objection stating with specificity the reasons Landlord disputes Tenant’s actions or the costs incurred. If Landlord delivers to Tenant, within such thirty (30) day period, a written objection to the payment of such invoice, setting forth Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive if the only objection is to the costs incurred), then Tenant shall not be entitled to offset any amount from rent, but as Tenant’s sole remedy, the dispute shall be resolved by arbitration in accordance with Section 21.26 of this Lease. Tenant shall be responsible for obtaining any necessary governmental permits before commencing the repair work. Tenant shall be liable for any damage, loss or injury resulting from said work.

Exhibit 10.24

6.Alterations and Additions.
(a)Except as provided in Section 7.6(d) below, Tenant shall not make any alterations, improvements, additions, or Utility Installations in, to or about the Premises (collectively, “Alterations”), without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed (except with respect to Alterations to the exterior or structural portions of the Building, in which case Landlord may withhold consent in its sole discretion). Such consent shall be requested by Tenant at least thirty (30) days prior to Tenant’s commencement of any Alterations. As used in this Section, the term "Utility Installations" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing and fencing. With the exception of Pre-Approved Alterations (as defined in Section 7.6(d) below), should Tenant make any Alterations without the prior consent of Landlord, Landlord may, at any time during the Term, require that Tenant remove any or all of the same.
Tenant shall obtain Landlord’s approval of all plans and specifications, contractors and subcontractors prior to the commencement of Tenant’s construction of the Alterations; provided, however, a contractor of Landlord’s selection shall perform all work affecting the Building’s roof, the Systems and Equipment or the HVAC at Tenant’s cost. Landlord’s approval of the plans and specifications for the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws. Tenant shall construct all Alterations in conformance with all applicable Laws, pursuant to a valid building permit (if applicable), in conformance with Landlord’s construction rules and regulations and in a diligent, good and workmanlike manner. Upon completion of any Alterations, Tenant shall cause a Notice of Completion to be recorded in the San Diego County Recorder’s Office in accordance with §3093 of the California Civil Code or any successor statute, and Tenant shall deliver a reproducible copy of the “as built” drawings of the Alterations to Landlord.
(i)Tenant shall cause all architects and contractors engaged by Tenant in connection with any Alterations to agree, in their contract with Tenant, to carry (a) worker's compensation insurance covering all of their respective employees, and (b) commercial general liability insurance, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 10.1 of this Lease, including naming Landlord as an additional insured. Additionally, Tenant (or its contractor) shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Alterations, and such other insurance as Landlord may reasonably require. Tenant shall also require any architects and engineers to agree, in their contract with Tenant, to carry professional liability insurance or errors and omissions insurance (as applicable), which insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. Certificates for all insurance required pursuant to this Section 7.6(a)(i) shall be delivered to Landlord before commencement of construction of the Alterations and before any equipment or materials are moved onto the Premises or Project. In addition, Landlord may require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Alterations and naming Landlord as a co-obligee; provided, however, Landlord acknowledges and agrees that a lien and completion bond or alternative security shall not be required in connection with the Improvements constructed pursuant to Exhibit B.
(b) Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed against the Project, the Building or the Premises. If any such lien is filed, Tenant shall immediately satisfy and release such lien of record. Notwithstanding anything to the contrary set forth in this Lease, if such lien is not satisfied and released of record within ten (10) days after the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to satisfy and release such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be immediately be due and payable by Tenant as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien claim diligently and in good faith, and during such contest shall not be obligated to pay such lien claim, provided that Tenant is not in Default under this Lease and provided, Tenant, at its sole cost and expense and in compliance with all applicable Laws, transfers the lien from the Project, the Building or the Premises to a bond, thereby freeing the Project, the Building or the Premises from any claim of lien.

Exhibit 10.24

(c)All Alterations shall be at the sole cost of Tenant and shall remain upon and be surrendered with the Premises at the expiration of the Lease term; however, Landlord may require at the time of giving its consent to any Alterations requested by Tenant that Tenant remove, prior to the expiration of the Term, any or all of such requested Alterations (provided that Tenant shall not be required to remove any of the Improvements constructed pursuant to Exhibit B of this Lease), and following such removal Tenant shall repair any damage to the Premises or the Common Areas caused by such removal.
(d)Notwithstanding anything to the contrary contained herein, Tenant may make changes to the Premises (the "Pre-Approved Alterations") without Landlord's consent, provided that the aggregate cost of any such Pre-Approved Alterations does not exceed (i) Twenty-Five Thousand and No/100 Dollars ($25,000.00) per work of alteration, or (ii) Seventy-Five Thousand and No/100 Dollars ($75,000.00) in the aggregate in any twelve (12) month period, and further provided that such Pre-Approved Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, nor adversely affect, the systems and equipment of the Building, and (iii) affect the exterior appearance of the Building. Tenant shall give Landlord at least ten (10) business days prior notice of such Pre-Approved Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 7.6(d). Unless Tenant requests Landlord’s determination of whether such Pre-Approved Alterations be removed upon Tenant’s surrender of the Premises at the time such alterations are made, and Landlord waives the requirement for their removal at the time such request is made, such Pre-Approved Alterations shall be removed as part of Tenant’s surrender obligations.

8.	TAXES.

1.Real Property Taxes. Landlord shall pay all Real Property Taxes prior to delinquency. If the Premises are separately assessed, or included within an assessor's parcel that does not encompass the entire Project, Landlord shall adjust Tenant's Share of Operating Expenses as it relates to Real Property Taxes only, based upon the RSF of the Premises and the total RSF of the portion of the Project that is the subject of such parcel. Tenant may, upon the receipt of prior written approval of Landlord, such approval not to be unreasonably withheld, contest any Real Estate Taxes against the Project and attempt to obtain a reduction in the assessed valuation of the Project for the purpose of reducing any such tax assessment. In the event Landlord approves, and upon the request of Tenant, but without expense or liability to Landlord, Landlord shall cooperate with Tenant and execute any document which may be reasonably necessary and proper for any proceeding. If a tax reduction is obtained, there shall be a subsequent reduction in Real Property Taxes as set forth in Section 4.2(e)(ii) above. In the event Landlord desires to contest any Real Property Taxes, Tenant agrees to cooperate with Landlord and execute any document which may be reasonably necessary and proper for any proceeding, at no cost to Tenant. Tenant shall not be liable for increases in Real Property Taxes attributable to additional improvements to expand the rentable area of the Project.

2.Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises (“Tenant’s Property”). When possible, Tenant shall cause Tenant’s Property to be assessed and billed separately from the real property of Landlord. If any of Tenant's Property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant’s Property within ten (10) days after receipt of Landlord’s invoice therefor.

9.
UTILITIES. Tenant shall be solely responsible for, and shall arrange for, any costs associated with Tenant's required upgrades to the existing utilities systems of the Premises and Tenant shall promptly pay all charges for any utility used upon or furnished to the Premises. However, if any of such utilities are not separately metered from Common Area utilities and the Premises is submetered or jointly metered, then Tenant shall pay, within ten (10) days of Tenant’s receipt of Landlord’s invoice therefor, the amount reasonably determined by Landlord to be Tenant's equitable share of the monthly charge for any such utilities (which shall take into account any disproportionately heavy use of any such utilities). Additionally, if Tenant is a disproportionately heavy user of trash disposal services (as reasonably determined by Landlord), Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services

Exhibit 10.24

at Tenant’s sole cost and expense. Tenant agrees that Landlord shall not be liable for any damages incurred by Tenant, by abatement of Rent (except as provided below) or otherwise, for failure to furnish or delay in furnishing any utility or service, or for any diminution in the quality or quantity thereof; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease.

An "Abatement Event" shall be defined as an event that prevents Tenant from or occupying using the Premises, or any portion thereof, as a result of any failure to provide, an interruption in, or a diminution in the quality or quantity of, utilities, access or services to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is caused by or arises out of (A) the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (B) Landlord's exercise of its rights, or the performance of its obligations, under this Lease. Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Base Rent shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rsf of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rsf of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is (in Tenant's reasonable determination) not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent allocable to such reoccupied portion, based on the proportion that the rsf of such reoccupied portion of the Premises bears to the total rsf of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Notwithstanding anything to the contrary contained herein, if Landlord is diligently pursuing the restoration of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes as reasonably determined by Tenant, for example bringing in portable air conditioning or heating equipment, then there shall be no abatement of Base Rent. The term "Eligibility Period" shall mean a period of three (3) consecutive business days after Landlord's receipt of the applicable Abatement Notice. Such right to abate Base Rent shall be Tenant's sole remedy for an Abatement Event. This paragraph shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

10.	INSURANCE.

1.Liability Insurance-Tenant. Prior to the earlier of the Commencement Date or Tenant's occupancy of the Premises (the "Insurance Start Date"), Tenant, at Tenant's expense, shall obtain and keep in force during the Term, commercial general liability insurance applying to the use and occupancy of the Premises (including Tenant’s repair and maintenance obligations hereunder) and the business operated by Tenant on the Premises. Such insurance shall (a) be with an insurance company authorized to do business in the State of California, having a minimum rating of A:X in Best's Insurance Guide (an "Acceptable Insurance Company"); (b) include broad form contractual liability coverage; (c) have a minimum of at least $1,000,000 for any one occurrence and $2,000,000 aggregate; (d) be written on an occurrence form to apply to all bodily injury, property damage, personal injury and other covered loss occurring during the policy term; (e) contain a severability of interests provision or endorsement without a cross-suit exclusion; (f) be endorsed to (i) name Landlord as additional insured, and (ii) provide that coverage is primary and non-contributing with any insurance carried by Landlord; (g) be endorsed to delete any liquor liability exclusion if Tenant will use or keep liquor on the Premises; and (h) be endorsed to provide that it shall not be canceled without thirty (30) days (ten (10) days for nonpayment) prior written notice to Landlord.

In addition, Tenant shall maintain automobile liability insurance with limits of not less than $1,000,000 per occurrence for any owned, non-owned or hired automobile exposures of Tenant, if applicable.

Exhibit 10.24

Such insurance may be furnished by Tenant under a blanket policy, provided that such blanket policy references the Premises and contains a "per location" endorsement that guarantees that a minimum limit equal to the insurance amounts required by this Lease will be available specifically for the Premises. Deductible amounts under Tenant's insurance policies shall be and remain the obligation of the Tenant, and Tenant agrees to use commercially reasonable efforts to ensure that no policy of insurance under this Section 10.1 shall provide for a deductible in excess of Ten Thousand Dollars ($10,000). The policy limits herein specified shall be increased from time to time upon written demand from Landlord, if circumstances reasonably justify such increases. Tenant shall furnish Landlord with a certificate of such insurance and required endorsements in a form reasonably acceptable to Landlord prior to the Insurance Start Date and not less than thirty (30) days before the expiration of the term of such coverage and, whenever requested, shall satisfy Landlord that such policy is in full force and effect.
2.Liability Insurance-Landlord. Landlord shall maintain during the Term commercial general liability insurance, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Common Areas, the cost of which shall be included in Operating Expenses. Landlord's liability insurance shall be in amount of not less than $2,000,000 combined single limit per occurrence for bodily and personal injury and property damage.

3.Property Insurance-Landlord.
(a)As a cost to be included in Operating Expenses, Landlord shall maintain during the Term a standard policy or policies insuring against "all risk" perils (also known as "special perils") covering the Building and the Project, which insurance shall include (i) at Landlord's sole option, coverage for flood or earthquake or both (provided, however, any costs associated with earthquake insurance shall not be included in Operating Expenses); (ii) rental income insurance equal to Base Rent and Operating Expenses for up to one year, and (iii) at Landlord's option, such other insurance as Landlord deems advisable.
(b)Tenant shall not do or permit to be done anything which shall invalidate Landlord's insurance policies referred to in this Section 10. Additionally, Tenant shall pay for any increase in the property insurance of the Building or Project if the increase is caused by Tenant's acts, omissions, use or occupancy of the Premises within thirty (30) days after Landlord's demand therefor.

4.Property Insurance-Tenant. Prior to the Insurance Start Date, Tenant, at Tenant's expense, shall obtain and keep in force during the Term from an Acceptable Insurance Company, (i) a standard policy insuring against "all risk" perils (also known as "special perils"), covering all exterior glass, whether plate or otherwise, and all interior glass, stock in trade, merchandise, trade fixtures, equipment and other personal property located in the Premises and used by Tenant in connection with its business, (ii) business interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, and (iii) worker's compensation insurance providing statutory benefits to Tenant's employees, with a waiver of subrogation in favor of Landlord, and employer's liability insurance with limits of not less than $1,000,000. Tenant shall furnish Landlord with a certificate evidencing such coverage in a form reasonably acceptable to Landlord prior to the Insurance Start Date and not less than thirty (30) days before the expiration of the term of such coverage and, whenever requested, shall satisfy Landlord that such policies are in full force and effect.

5.Additional Insurance Obligations. Tenant shall obtain and keep in force during the Term, at Tenant's expense, such other reasonable types of insurance coverage and in such reasonable amounts as may be requested by Landlord, provided such other types of insurance are also being required by the majority of institutional landlords of buildings similar to the Building in the Carlsbad area. Tenant shall have no right to self-insure for any of the insurance required under this Section 10 without Landlord’s consent, which may be withheld in Landlord’s sole discretion.

6.Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other party for any loss or damage arising from any event that (i) would be insured against under the terms of

Exhibit 10.24

the "all risk" and/or the business interruption, loss of income and extra expenses/rental interruption insurance policy(ies) required to be carried by such party hereunder; or (ii) is insured against under the terms of any such insurance actually carried by such party, regardless of whether the same is required hereunder, provided that such waiver shall apply only to the extent of any recovery by the injured party under such insurance (or to the extent of any recovery that the injured party would have received had they carried the "all risk" and/or the business interruption, loss of income and extra expenses/rental interruption insurance policy(ies) required to be carried hereunder). Each party hereto, on behalf of its respective insurance companies hereby waives, up to and only to the extent of any recovery under any such insurance policies, any right of subrogation that one may have against the other. Each party hereto shall cause its respective insurance policies to contain endorsements evidencing such waivers of subrogation. The provisions of this Section shall not apply in those instances in which a waiver of subrogation is not obtainable in the current industry insurance market.

11.	WAIVER AND INDEMNITY.

1.Waiver and Exemption of Landlord From Liability. Tenant hereby agrees that except for damage or injury resulting from Landlord's sole active negligence or willful misconduct (subject to the provisions of Section 10.6 above), Landlord and Landlord’s Representatives (as defined in Section 11.2 below) shall not be liable for any damage to property or injury to persons in, on or about the Premises, the Building or the Project, regardless of whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or use of the Project or from the failure of Landlord to enforce the provisions of any other lease in the Project. Except for damage or injury resulting from Landlord's sole active negligence or willful misconduct (subject to the provisions of Section 10.6 above), Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, the Building or the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

2.Tenant's Indemnity. Except to the extent caused by Landlord’s or Landlord’s Representative’s negligence or willful misconduct or except as covered by the waivers in Section 10.6, Tenant shall indemnify, protect, defend, and hold Landlord and Landlord's officers, directors, shareholders, members, partners, employees, agents and contractors (collectively, "Landlord’s Representatives") harmless from and against any and all claims, actions, demands, proceedings, losses, damages, costs of any kind or character (including reasonable attorneys' fees and court costs), expenses, liabilities, judgments, fines, penalties, or interest (collectively, "Losses"), arising from or out of (i) any occurrence in the Premises, (ii) Tenant's or Tenant’s Representatives’ (as defined in Section 11.3 below) use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises, Building or Project, (iii) any Default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (iv) any other act or omission of Tenant, or any of Tenant’s Representatives, including Tenant’s failure to comply with applicable Laws (including stormwater regulations). Tenant shall defend any such action or proceeding brought against Landlord and/or any of Landlord's Representatives against any such Losses, upon notice from Landlord and at Tenant's expense, with counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Lease.

3.Landlord's Indemnity. Except for injury or damage (i) of a type that is covered by the waivers described in Section 10.6, or (ii) arising from the negligence or willful misconduct of Tenant or any of Tenant’s officers, directors, shareholders, members, partners, employees, agents, contractors, subtenants and invitees (collectively, "Tenant’s Representatives"), Landlord shall defend, indemnify and hold Tenant and Tenant's Representatives harmless from and against any and all Losses arising in any way from (a) the sole active negligence or willful misconduct of Landlord; or (b) any Default in the performance of any obligation on Landlord's part to be performed under this Lease. Landlord shall defend any such action or proceeding brought

Exhibit 10.24

against Tenant or Tenant’s Representatives against any such Losses upon notice from Tenant at Landlord's expense with counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Lease.

12.	DAMAGE AND DESTRUCTION.

1.Repair of Damage by Landlord. If the Premises, Building and/or the Common Areas shall be materially damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Section 12, restore the Premises, Building and/or such Common Areas to substantially the same condition as existed prior to the damage, except for (i) modifications required by Law, any Mortgagee (as defined in Section 17.1), or the lessor of a ground or underlying lease, or (ii) any other modifications to the Common Areas deemed desirable by Landlord. In the event any damage (including, but not limited to, by fire or other casualty) to the Premises, Building and/or Common Area occurs as a result of the acts or omissions of Tenant and/or Tenant’s Representatives, Tenant shall reimburse Landlord, promptly on demand, for the cost incurred by Landlord in repairing the damage and the provisions of Section 10.6 shall not apply to such reimbursement obligation.

2.Landlord's Option to Terminate. Notwithstanding the terms of Section 12.1 of this Lease, Landlord may elect not to restore the Premises, Building and/or Common Areas and instead terminate this Lease if one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred ten (210) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) any Mortgagee or ground or underlying lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt, or shall terminate the ground or underlying lease, as the case may be; (iii) such damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) such damage occurs during the last twelve (12) months of the Lease Term. Landlord shall notify Tenant in writing of any such termination within sixty (60) days after the date of the casualty, which termination shall be effective sixty (60) days after the date of such notice.

3.Abatement of Rent. In the event Landlord restores the Premises pursuant to the provisions of this Section 12, the Base Rent and Tenant's Share of Operating Expenses payable hereunder from the date of such damage and continuing until such restoration is complete shall be abated in proportion to the degree to which Tenant's normal and customary use of the Premises is impaired; however, if the damage is the result of the acts or omissions of Tenant and/or Tenant’s Representatives, then Tenant shall not be entitled to such abatement. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration (except to the extent caused by Landlord’s sole active negligence or willful misconduct, but subject to the provisions of Section 10.6 above).

4.Tenant’s Termination Option. Within sixty (60) days after the date of damage, Landlord shall notify Tenant (“Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time in which such damage can be repaired, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of comparable buildings. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided in this Section 12, and (A) the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, or (B) the damage occurs during the last twelve (12) months of the Term, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date Landlord receives such notice.

Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed as of the later to occur of (i) the last day of such one hundred eighty (180) day period, or (ii) the last day of the time period specified for the completion of such repairs in the Damage Repair Estimate, Tenant shall have the right to terminate this Lease within five (5) business days of the end of such period and thereafter during the first five (5) business days of each calendar month following the end of such period until such time

Exhibit 10.24

as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty (30) day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.

5.Waiver. The provisions of this Section 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building and/or the Common Areas, and any statute, regulation or case law of the State of California, including without limitation, §§1932(2) and 1933(4) of the California Civil Code, with respect to termination rights arising from damage or destruction shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building and/or the Common Areas.

13.	CONDEMNATION.

1.Taking. If the whole or any part of the Premises, Building or Project shall be taken by the power of eminent domain or by a sale in lieu thereof (collectively, "taking" or "taken" as the case may be), Landlord shall have the option to terminate this Lease upon ninety (90) days’ written notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. If more than twenty-five percent (25%) of the RSF of the Premises is taken, or if access to the Premises is substantially impaired or if the parking ratio at the Project is materially reduced, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection with such taking. Without limiting the foregoing, so long as such award does not diminish the award available to Landlord or its Mortgagee, and such award is payable separately to Tenant, Tenant shall have the right to any award which compensates Tenant for (i) Tenant's personal property, tenant fixtures or tenant improvements so taken, (ii) Tenant's status as a "displaced person" pursuant to California Government Code §7262, including without limitation, any moving costs or relocation benefits, or (iii) any loss of goodwill as the owner of a business pursuant to California Code of Civil Procedure and §1265.510. If any part of the Premises shall be taken, and this Lease is not terminated, then Base Rent and any other amount due hereunder based upon the RSF of the Premises, the Building or the Project shall be proportionately reduced, effective as of the date of such taking.

2.Waiver. This Section 13 is in lieu of, and Tenant hereby expressly waives any rights it may have under, any statute governing the condemnation of the Premises, including §1932 and §1933 of the California Civil Code, §1265.130 of the California Code of Civil Procedure, and/or any successor laws.

14.	ASSIGNMENT AND SUBLETTING.

1.Landlord's Consent Required. Except for a Permitted Transfer (as defined below), Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance or sublease without such consent shall be void, and shall constitute a Default under this Lease without the need for notice to Tenant. A change of more than 25% of the ownership of Tenant (unless Tenant is a publicly traded corporation)

Exhibit 10.24

shall be deemed an assignment for purposes of this provision. None of the foregoing shall be interpreted to preclude Tenant permitting the use or occupancy of the Premises by representatives or employees of any entity which is then performing services related to Tenant’s business as long as the use or occupancy of the Premises by such representatives or employees is not otherwise a subterfuge to avoid Tenant's assignment and subletting obligations under this Section 14, including, but not limited to vendors providing outsourced services, such as warehouse management services on or at the Premises.

2.Procedure. If Tenant desires Landlord’s consent to an assignment of this Lease or a sublet of all or any portion of the Premises (other than pursuant to a Permitted Transfer), Tenant shall notify Landlord in writing (the “Transfer Notice”), which notice shall include (i) the name of the proposed sublessee or assignee, (ii) the nature of the business of the proposed sublessee or assignee, (iii) a copy of the proposed sublease or assignment, including all terms and conditions thereof, (iv) Landlord's lease application form, completed by the proposed assignee or sublessee, including an Environmental Questionnaire in the form of Exhibit E or Landlord’s then standard form, (v) financial statements for the proposed assignee or sublessee, which shall include, at a minimum, prior year and year to date (current to within six months) balance sheets, income and expense statements and sources and uses of cash statements, and (vi) such other financial information regarding such sublessee or assignee as Landlord shall reasonably request. Concurrent with the Transfer Notice, Tenant shall also submit an application fee of $500.00 for reviewing and processing the requested transfer (the “Review Fee”). Within fifteen (15) days after receipt of the Review Fee and Transfer Notice with all of the foregoing information, Landlord shall respond by granting or refusing its consent to the proposed assignment or sublease. Landlord shall grant or deny consent to any proposed assignment or sublease within fifteen (15) days of receipt of all of the items set forth in this Section 14.2 above. Landlord’s failure to respond within such fifteen (15) day period shall be deemed Landlord's consent hereunder.

3.General Provisions Applicable to Both Assignment and Subletting.
(a)No sublessee or assignee shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.
(b)The consent by Landlord to any assignment or sublease shall not constitute a consent to any subsequent assignment or sublease by Tenant or to any assignment or sublease by the sublessee or assignee.
(c)If Tenant subleases the Premises or any part thereof or assigns this Lease, fifty percent (50%) of all amounts paid by the sublessee or assignee (including any amounts paid to Tenant as consideration in connection with such sublease or assignment) which are in excess of (i) the amount of Base Rent and Additional Rent then payable by Tenant under this Lease, plus (ii) any reasonable costs actually incurred by Tenant to sublease the Premises or assign this Lease, including without limitation any reasonable brokerage commissions, attorneys' fees, tenant improvement allowances and moving costs actually paid by Tenant in connection with such assignment or subletting shall be the property of and shall be paid to Landlord. Tenant shall not be required to share any compensation received from the assignee or sublessee attributable solely the value of personal property or improvements owned by Tenant provided such value assigned is consistent with the fair market value for such items. The parties acknowledge that the provisions of this Section 14.3(c) are a material inducement for Landlord's execution of this Lease and Tenant hereby represents and warrants that its sole purpose for entering into this Lease is to obtain possession of the Premises and not to generate revenues from the subleasing of any portion of the Premises or the assigning of this Lease.
(d)Each and every consent required of Tenant under a sublease or assignment shall also require the consent of Landlord.

4.Attorneys' Fees. If Tenant shall request the consent of Landlord to any assignment or sublease, then, in addition to the Review Fee, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $500.00 for each such request.

5.Continuing Liability of Tenant. No transfer permitted by this Section shall release Tenant from Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease, except to the

Exhibit 10.24

extent that Landlord exercises its recapture right as set forth above and terminates the Lease with respect to all or a portion of the Premises. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Section.

6.Default by Assignee. If Tenant's assignee Defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee. Landlord may consent to subsequent modifications of this Lease without notifying Tenant or obtaining its consent and the same shall not relieve Tenant of its liability under this Lease.

7.Effect of Termination. In the event of Tenant's surrender of this Lease or the termination of this Lease in any other manner, Landlord may, at its option, either terminate any or all subtenancies or succeed to the interest of Tenant as sublessor thereunder. No merger shall result from Tenant's sublease of the Premises under this Section, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

8.Permitted Transfers. Notwithstanding anything to the contrary in this Section 14, Tenant may assign this Lease or sublet the Premises, or any portion thereof (each, a "Permitted Transfer"), without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant's business (or all or substantially all of the equity interests in Tenant) as a going concern (each, a "Permitted Transferee"). "Control," as used in this Section 14.8, shall mean the possession of the power to direct or cause the direction of the management or policies of an entity, whether through ownership or voting securities, or by contract or otherwise. For purposes hereof, Landlord and Tenant acknowledge and agree that the raising of additional capital or a so-called IPO event shall not be deemed to be a transfer of control hereunder. With regard to any Permitted Transfer hereunder, such transfer shall not result in the forfeiture of any rights personal to the Tenant hereunder, including without limitation, any Extension Option granted pursuant to Section 23 of this Lease.

9.Tenant’s Lenders. Tenant shall have the right from time to time to grant and assign a mortgage or other security interest in all of Tenant’s furnishings, furniture, equipment, machinery, and other personal property located in or at the Premises, and Landlord agrees to promptly execute, at Tenant's sole cost and expense, a landlord consent in substantially the form attached hereto as Exhibit F, for the Premises releasing liens in favor of any line of credit lienholder, or any purchase money seller, lessor or lender who has financed or may finance in the future such items and allowing access to the Premises by Tenant’s lender.

15.	DEFAULT BY TENANT; REMEDIES.

1.Events of Default. A “Default” shall mean the occurrence of any of the following:
(a)Failure by Tenant to pay rent when due if the failure continues for three (3) days after written notice to Tenant that the rent is delinquent.
(b)Failure by Tenant to perform any provision of this Lease required of it other than clause (a) above, or any failure by Tenant to comply with the Rules and Regulations, if the failure is not cured within ten (10) business days after notice has been given to Tenant. If, however, the failure cannot reasonably be cured within such ten (10) business day period, Tenant shall not be in Default if Tenant commences to cure the failure within such ten (10) business day period and diligently and in good faith prosecutes the cure to completion.
(c)To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease (the “Guarantor”) for the benefit of creditors, or the filing by or against Tenant or any Guarantor of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any Guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any Guarantor, unless possession is restored to Tenant or such Guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty days.

Exhibit 10.24

2.Default Notices. Notices given under this Section will specify the alleged failure and shall demand that Tenant perform the provisions of this Lease or pay the rent that is delinquent, as the case may be, within the applicable period of time or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice. Any notice required under Section 15.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure §1161 or any successor law.

3.Landlord's Remedies. Upon the occurrence of a Default, Landlord shall have, in addition to any remedies available to Landlord at law or in equity, the right to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, and without any additional notice or demand whatsoever.
(a)Landlord may terminate this Lease and Landlord shall have the right to recover from Tenant: (i) the worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; (ii) the worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, including reasonable attorneys' fees and court costs, necessary to compensate Landlord for all detriment proximately caused by a Default or which in the ordinary course of things would be likely to result therefrom.
The phrase "worth at the time of the award" as used in clauses (i) and (ii) above is to be computed by allowing interest at the rate of twelve percent (12%) per annum, but not to exceed the then legal rate of interest. The same phrase as used in clause (iii) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).
(b)Landlord may exercise the remedy provided in California Civil Code §1951.4, that is, Landlord may continue this Lease in full force and effect, and collect Base Rent and Additional Rent as they become due, so long as Landlord does not terminate this Lease pursuant to Section 15.3(a) above.
(c)Landlord may, after expiration of any applicable cure period, unless there is an emergency or unless Tenant has failed to perform under Section 7.2 above (and in either case Landlord need not give notice or wait), correct or remedy any failure of Tenant not timely cured. Landlord’s reasonable costs to correct or remedy any such Default will immediately become due and payable to Landlord. Tenant’s reimbursement obligations under this Section 15.3(c) shall survive the expiration or earlier termination of this Lease.

4.Interest. Any amount owed to Landlord under the terms and provisions of this Lease which is not paid when due shall bear interest at the highest rate allowed by applicable law from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease.

5.Mitigation. Any efforts by Landlord to mitigate damages caused by a Default shall not be construed as a waiver of Landlord's right to recover damages.

6.Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and all of Tenant’s Property may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

7.Recapturable Expenses. Tenant acknowledges that Landlord has undertaken or may undertake certain expenses in connection with the Lease, including the payment of brokerage commissions, the Improvement Allowance and abated Base Rent ("Recapturable Expenses"). Notwithstanding any provision or implication to the contrary in this Lease, in the event Landlord terminates this Lease pursuant to Section 15.3(a) above,

Exhibit 10.24

there shall be immediately due and payable from Tenant (as unpaid Additional Rent earned, but due at the time of such Default), the unamortized portion of the Recapturable Expenses actually incurred by Landlord, with amortization calculated on a straight line basis utilizing an amortization schedule equal to the number of months in the Term and commencing as of the Commencement Date. Any Recapturable Expenses due to Landlord pursuant to this Section shall be in addition to any sums otherwise recoverable pursuant to Section 15.3(a) of this Lease and Tenant’s obligation to pay such Recapturable Expenses shall survive the termination of this Lease.

16.	DEFAULT BY LANDLORD.

1.Landlord's Default. Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after written notice has been given to Landlord. If, however, the failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within such thirty (30) day period and diligently and in good faith pursues the cure to completion. Notices given under this Section shall specify the alleged failure and the applicable Lease provisions. If Landlord shall at any time be in default beyond the applicable notice and cure period, Tenant may exercise any of its rights provided in law or at equity; provided, however: (i) except as otherwise expressly provided in this Lease, Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease; (ii) Tenant shall have no right to terminate this Lease; (iii) Tenant’s rights and remedies hereunder shall be limited to the extent (a) Tenant has expressly waived in this Lease any of such rights or remedies and/or (b) this Lease otherwise expressly limits Tenant’s rights or remedies; and (iv) Landlord will not be liable for any consequential damages or lost profits suffered by Tenant as a result of such default.
Notwithstanding the foregoing, if Landlord is in default beyond the foregoing notice and cure period and the nature of such default materially and adversely affects Tenant’s ability to operate its business from the Premises, then provided that Tenant’s cure of such default will not void any applicable warranties covering such repair or maintenance, Tenant may proceed to cure such default upon delivery of an additional five (5) business days notice to Landlord and any mortgagee of Landlord (of whom Tenant is notified) (which additional notice must clearly specify that Tenant is curing such default), and if such default is not cured within such five (5) business day period (or is not commenced within such five (5) business day period, if the same is not capable of being cured within such five (5) business day period), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual reasonable costs in curing such default. In the event Tenant cures such default, and the work will affect the Building systems or the structural integrity of the Building, Tenant shall use only qualified contractors that normally and regularly performs similar work in buildings similar to the Building in the Carlsbad area. Within thirty (30) days after receipt of a reasonably particularized invoice from Tenant of its costs of curing such default, Landlord shall reimburse Tenant the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that Landlord was not in default hereunder or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Landlord shall not be required to make such reimbursement, but as Tenant’s sole remedy, Tenant may proceed to claim a monetary default by Landlord under this Lease pursuant to Section 21.26 hereof. If Landlord does not reimburse Tenant as required by this paragraph (and does not deliver a written objection as provided in the preceding sentence), then Tenant upon an additional five (5) days written notice to Landlord, after which Landlord again fails to so reimburse Tenant, may offset such amount against Base Rent due hereunder until such amount has been fully recouped; provided, however, in no event shall Tenant offset more than fifty percent (50%) of the Base Rent due hereunder for any given month.
2.Notice to Mortgagee(s). Whenever Tenant serves notice on Landlord of Landlord's default, written notice shall also be served at the same time upon any Mortgagee, the name and address of whom Tenant has received in writing. Such Mortgagee shall have the periods of time within which to cure Landlord's defaults as are provided in Section 16.1, which periods shall commence to run thirty (30) days after the commencement of the periods within which Landlord must cure its defaults under Section 16.1. If the nature of the default is such that

Exhibit 10.24

the Mortgagee's possession is required to cure the default, then Tenant will not have the right to exercise any of the remedies set forth in Section 16.1 so long as such Mortgagee commences proceedings to obtain possession of the Premises within the period of time afforded to the Mortgagee to cure such default, and once the Mortgagee has obtained possession, diligently proceeds to cure the default. Nothing contained in this Lease shall be construed to impose any obligation on any Mortgagee to cure any default by Landlord under this Lease.

17.	SUBORDINATION AND ESTOPPEL.

1.Subordination. Subject to the provisions of this Section 17, this Lease shall be subject, subordinate and inferior to the lien and charge of any mortgage, trust deed or other encumbrance, and all renewals, extensions or replacements thereof, now or hereafter imposed by Landlord upon the Building or Project (each, a “Mortgage”); provided, however, that this Lease shall not be subordinate to any Mortgage first arising after the date of this Lease, unless and until Landlord provides Tenant with an agreement from the holder of the Mortgage (the “Mortgagee”) of the type normally provided by commercial lenders in southern California ("Non-Disturbance Agreement"), setting forth that so long as Tenant is not in Default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. Notwithstanding the foregoing, should any Mortgagee require that this Lease be prior rather than subordinate to its Mortgage, then in such event, this Lease shall become prior and superior to such Mortgage, upon notice to that effect to Tenant from such Mortgagee. Tenant shall, following a request by Landlord and after receipt of the Non-Disturbance Agreement (if applicable), execute and acknowledge any instruments or documents required to establish of record the priority of any such Mortgage over this Lease, so long as such agreement does not otherwise increase Tenant’s obligations or diminish Tenant’s rights hereunder.

2.Attornment. In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then, if so requested by the Mortgagee or the purchaser at any foreclosure sale, (i) this Lease shall continue in force; (ii) Tenant's quiet possession shall not be disturbed if Tenant is not in Default hereunder; (iii) Tenant shall, without any deductions or set-offs whatsoever, attorn to and recognize the Mortgagee or such purchaser ("New Owner") as Tenant's landlord for the remaining term of this Lease; and (iv) the New Owner shall not be bound by (a) any payment of rent for more than one month in advance, (b) any amendment, modification or ending of this Lease without the New Owner's consent after the New Owner's name is given to Tenant, unless the amendment, modification or ending is specifically authorized by this Lease (or any pre-existing amendment thereof) and does not require Landlord's prior agreement or consent, or (c) any liability for any act or omission of a prior Landlord. At the request of the New Owner, Tenant shall execute a new lease for the Premises, setting forth all of the provisions of this Lease except that the term of the new lease shall be for the balance of the Term, provided that the New Owner shall reimburse the legal fees and costs incurred by Tenant in confirming the contents of the proposed new lease.

3.Estoppel Certificate. Tenant shall execute and deliver to Landlord or Landlord’s designee, within ten (10) business days after receipt of Landlord's request, a written statement certifying: (i) that the Lease is in effect (or is in effect as modified and stating the modifications); (ii) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (iii) the amount of any Security Deposit; (iv) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (v) such other matters as may be reasonably requested. Landlord and, any purchaser, assignee or Mortgagee may rely upon any such statement.

4.Remedies. If Tenant fails to sign and deliver any statement or instrument delivered to Tenant to effectuate the provisions of this Section 17 within ten (10) business days after request to do so by Landlord, and Tenant again fails to sign and deliver any such statement or instrument within five (5) business days after Tenant's receipt of written notice that Tenant failed to deliver such statement or instrument within the foregoing ten (10) business day period, then such failure shall constitute a Default under this Lease pursuant to which the terms of Section 15.3 above shall apply.

Exhibit 10.24

18.	HAZARDOUS MATERIALS.

1.Tenant's Environmental Questionnaire. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall deliver a completed environmental questionnaire, in the form attached hereto as Exhibit E. Tenant warrants and represents, and acknowledges that this Lease was entered into by Landlord in material reliance upon, the information set forth in such completed environmental questionnaire. If requested by Landlord during the Term, Tenant shall, within ten (10) business days of such request, deliver an updated, completed environmental questionnaire, in the form attached hereto as Exhibit E.

2.Tenant's Obligations.
(a)Except for supplies typically used in the ordinary course of the Permitted Use (including but not limited to cleaning solvents) in quantities that are typically used in the ordinary course of the Permitted Use and used in compliance with all Hazardous Materials Laws (as defined in Section 18.5), Tenant shall not cause or permit any Hazardous Materials (as defined in Section 18.4) to be brought, kept or used in or about the Project by Tenant and/or Tenant’s Representatives. Tenant shall at all times comply with all Hazardous Materials Laws and prudent industry practices regarding management of all Hazardous Materials, and shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) Hazardous Materials into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict conformity with all applicable Hazardous Materials Laws, Tenant shall cause all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal thereof and upon Landlord’s request Tenant shall promptly deliver to Landlord copies of manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.
(b)Upon the expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials brought, kept or used in or about the Premises by Tenant and/or Tenant’s Representatives to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. During the Term, if the presence of any Hazardous Materials at, in, on or under the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense in accordance with all Hazardous Materials Laws to return the Premises to the condition existing prior to the time of such contamination, subject to Landlord’s approval as set forth in Section 18.2(d) below.
(c)Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord, within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to Hazardous Materials in the Premises or Tenant's use thereof. Upon the reasonable written request of Landlord, Tenant shall, using appropriately qualified and licensed professionals and at Tenant’s cost, thoroughly investigate any suspected Hazardous Materials contamination of the Premises or the Project by Tenant and/or Tenant’s Representatives.
(d)Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises in violation of applicable Hazardous Materials Laws, nor enter into any settlement agreement, consent decree or other compromise with respect to any violation of Hazardous Materials Laws, without first providing the notice required in Section 18.2(c) above and affording Landlord at least thirty (30) days to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.
(e)Tenant acknowledges that the Premises, the Building and/or the Project may contain asbestos-containing materials ("ACM").

Exhibit 10.24

3.Indemnity. With respect to Tenant's use and occupancy of the Premises and Project (including the Common Areas), Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's Representatives, free and harmless from and against any and all Losses for death of or injury to any person or damage to any property whatsoev-er (including, without limitation, diminution in value), related to, arising from or caused in whole or in part, directly or indi-rectly, by (i) the presence in, on, under or about the Premises, or discharge in or from the Premises, of any Hazard-ous Mate-rials during the Term of this Lease by Tenant or Tenant’s Representative, expressly excluding Hazardous Materials used, released or discharged by Landlord, any Landlord Representatives, any previous tenant of the Premises and/or any adjacent landowner or easement holder (except as otherwise described below regarding any ACM in, on, under or about the Premises); (ii) the use, analysis, generation, manufacture, production, storage, release, transpor-ta-tion, dispos-al, release, threatened release, dis-charge or generation of Hazardous Materials to, in, on, under, about or from the Premises or Project caused or contributed to by Tenant; or (iii) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations here-under shall include, without limitation, and whether foreseeable or unfore-seeable (a) all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises and/or Project, (b) the preparation and imple-mentation of any closure, remedial action or other required plans in connection therewith, and (c) any claims, liabili-ties, penalties, forfei-tures, losses or expenses (includ-ing attorneys' fees and costs), however described, to the extent related to, arising from or caused in whole or in part, directly or indi-rectly, by any operations, work, or other acts or omissions of Tenant, including any Alterations, which damages, disturbs, makes friable, or otherwise adversely affects any ACM located in, on, under or about the Premises, and all such obligations shall sur-vive the expiration or earlier termination of the this Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant and/or Tenant’s Representatives or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

4.“Hazardous Materials” shall mean any and all materials or substances which have been determined to be a nuisance or dangerous, toxic or hazardous or a pollutant or contaminant, including but not limited to any petroleum, including, without limitation, crude oil or any fraction thereof, hydrocarbon material, flammable explosives, asbestos, urea formaldehyde, mold, radioactive materials or waste, or other hazardous, toxic, contaminating or polluting materials, substances or wastes, including, without limitation, any "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Hazardous Materials Laws.

5.“Hazardous Materials Laws” shall mean all federal, state and local laws, ordinances and regulations relating to Hazardous Materials, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. §1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. §6901, et seq.), Safe Drinking Water Act (42 U.S.C. §3000f, et seq.), Toxic Substances Control Act (15 U.S.C. §2601, et seq.), the Clean Air Act (42 U.S.C. §7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601, et seq.), California Health & Safety Code (§25100, et seq., §39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code §25249.5, et seq.), California Water Code (§13000, et seq.) and all air quality and air pollution regulations of the regional air pollution control district.

19.
NOTICE. All notices, demands or requests required under, or related to, this Lease from one party to the other shall be in writing. Notices may be personally delivered, sent by Federal Express or other reputable express delivery service, sent by facsimile with a copy sent by any other method set forth in this Section, or sent by certified mail, return receipt requested, postage prepaid, to the addresses set forth at Section 1.17 or 1.18, as applicable. Notices shall be deemed received upon actual delivery to or refusal by the addressee. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this Section to the other party.

20.	OTHER TERMS AND CONDITIONS.

Exhibit 10.24

1.Signage. Tenant shall have the exclusive right to all exterior signage on the Building, subject to Landlord's right of prior approval that such exterior signage is in compliance with the Landlord's signage plan attached as Exhibit D. Tenant shall have the right to install (a) Building top signage on the exterior of the Premises in a location selected by Tenant and subject to reasonable approval by Landlord, (b) signage on the exterior of the Premises adjacent to the Tenant Building main entrance, and (c) monument signage in the Common Areas at the driveway serving the Building, all at Tenant's sole cost and expense and in compliance with applicable laws. Tenant shall not otherwise place or permit to be placed, any sign, advertisement, notice or other similar matter on the doors, windows, exterior walls, roof or other areas of the Premises which are open to the view of persons outside the Premises, except in accordance with Landlord's signage plan which is attached as Exhibit D.

2.Parking. In connection with its use and occupancy of the Premises, Tenant shall have the non-exclusive right to park in the parking area of the Project, at no additional charge and on a non-reserved basis and subject to compliance with Landlord’s rules and regulations therefor (including those set forth in Exhibit C), no more than the number of vehicles set forth in Section 1.16. Subject to Landlord’s prior approval not to be unreasonably withheld, conditioned or delayed, Tenant shall have the right to designate parking spaces for Tenant’s visitors, carpools, loading, company meetings and other of Tenant’s needs. The parking authorized by this Section shall be for personal transportation to and from the Premises, and not for long-term storage of automobiles or for short- or long-term storage of boats, trailers or recreational vehicles; provided, however, that Tenant shall have the right to park trucks and trailers within the designated shipping areas and at any loading docks of the Premises. Landlord reserves the right to designate certain parking areas in the Project as being for the exclusive use of other tenants of the Project as long as such exclusive spaces do not result in any reduction of Tenant's parking rights under this Lease.

3.Easements. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not (a) unreasonably interfere with Tenant's normal conduct of its business on the Premises, (b) materially increase the costs associated with Tenant's occupancy of the Premises, or (c) materially alter any rights of Tenant set forth elsewhere in this Lease. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a Default of this Lease by Tenant without the need for further notice to Tenant.

4.No Light, Air or View Easements. No diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in any way affect this Lease or impose any liability on Landlord.

5.Security Measures. Tenant acknowledges that Landlord does not intend to provide guard service or other security measures at the Project. Tenant assumes all responsibility for the protection of Tenant, Tenant’s Representatives and Tenant’s Property, and the property of Tenant’s Representatives from acts of third parties, assumes all risk in connection therewith and waives any and all claims for damages to persons or property sustained by Tenant, or by any other person or entity, arising from, out of or in connection therewith. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security services at the Project, in which event the costs thereof shall be included within Operating Expenses.

6.Holding Over By Tenant. Tenant agrees upon the expiration or termination of this Lease, immediately and peace-ably to yield up and surrender the Premises in the condition required under Section 7.2 without any notice or demand and any requirement for any such notice to quit or vacate is hereby expressly waived. Tenant shall be liable to Landlord for any and all damages incurred by Landlord as the result of any failure by Tenant to timely surrender posses-sion of the Premises as required herein. If Tenant shall hold over after the expiration of this Lease for any cause, such holding over shall be deemed a tenancy at suffer-ance or, at the sole discretion of Landlord, a tenancy from month-to-month, in which event such month-to-month tenancy shall be upon the same terms, conditions and provi-sions set forth in this Lease, except that the monthly Base Rent payable during such tenancy shall be increased to an amount equal to one hundred twenty-five percent (125%) of the

Exhibit 10.24

monthly Base Rent payable during the last full month immediately preceding such holding over for the first three (3) months of such holdover, and thereafter to an amount equal to one hundred fifty percent (150%) of the monthly Base Rent payable during the last full month preceding such holding over.

7.Landlord's Right of Entry. Subject to Tenant's reasonable security and safety requirements (except in case of an emergency), Landlord, the Mortgagee and/or Landlord’s Representatives may enter upon the Premises at any reasonable time and upon at least 24 hours‘ prior notice (which may be telephonic notice) to make such repairs, additions or improvements as Landlord shall deem necessary; to post default notices and notices of nonresponsibility; to inspect and examine the Premises; and/or to exhibit the Premises to prospective tenants (during the last twelve (12) months of the Term only), lenders or purchasers. Notwithstanding the foregoing, no notice shall be required for any entry in the event of an emergency or for Landlord to cure any Default by Tenant or to take possession due to a Default in the manner provided in Section 15 of this Lease. Any such entries shall be without the abatement of rent, shall not be deemed an unlawful entry, or an actual or constructive eviction, and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Except for damage to Tenant's personal property, furniture and equipment or injury to persons caused by the negligence or willful misconduct of Landlord or Landlord’s Representatives while exercising its rights under this Section 20.7, but subject to the waivers set forth in Section 10.6, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

8.Relocation. [INTENTIONALLY OMITTED].

9.Furnishing of Financial Statements. If requested by Landlord, a current or prospective Mortgagee or a prospective purchaser of the Project, Tenant shall deliver to Landlord, within ten (10) business days after request therefor, Tenant’s current financial statements and financial statements for each of the two (2) preceding years. Such statements shall be prepared in accordance with GAAP and certified by an officer or owner of Tenant, or, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, provided that as long as Tenant is publicly-traded, and Tenant's quarterly financial statements are available to the public at Tenant's web-site, or at the SEC's Edgar website, the availability of such public reports via internet shall satisfy the foregoing delivery requirements. Landlord shall keep all such financial statements and the information contained therein confidential, except that Landlord may disclose the same to Landlord's legal and accounting consultants, property and asset managers, any current or prospective Mortgagee, any prospective purchaser of the Project or as required by Law or as may reasonably required in the course of any judicial or governmental proceeding (including in response to a subpoena).

10.Auctions. No auction shall be conducted on the Premises or the Project, without first having obtained Landlord's prior written consent, which may be withheld in Landlord’s sole discretion.

11.Keys. Landlord shall be supplied with keys to each lock of the Premises. Tenant agrees, at the termination of the tenancy, to return all keys to all doors of the Premises.

12.Other Tenancies. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord shall determine, in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenants will or will not, during the Term of this Lease, occupy any space in the Project.

13.Brokers' Fees. Landlord has agreed to pay a fee for brokerage services rendered in connection with this Lease to the broker(s) identified in Section 1.15 (the “Brokers”), payable in accordance with the separate written agreement between Landlord and Landlord’s broker, which alone shall govern the Brokers' entitlement to any commission. Landlord and Tenant each represent and warrant to the other that no broker, agent or finder, licensed or otherwise, has been engaged by it, respectively, in connection with this Lease, other than the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless

Exhibit 10.24

for, from and against any and all Losses with respect to any fee or commission alleged to be owing on account of the indemnifying party’s dealings with any broker other than the Brokers.

21.	GENERAL PROVISIONS.

1.Exculpation. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord's Representatives, and Tenant shall look solely to Landlord’s interest in the Project for satisfaction of any liability with respect to this Lease, and agrees not to seek recourse against (i) any other property of Landlord, (ii) Landlord’s Representatives, or (iii) any of Landlord’s Representatives’ personal assets, for such satisfaction. Further, in no event shall Landlord be liable to Tenant for any indirect, consequential, or punitive damages, including, without limitation, any damages based on lost profits.

2.Conveyance By Landlord. Landlord shall be free at all times, without need of consent or approval by Tenant, to transfer all or any portion of its interest in Project or Building and in this Lease and, in the event of such transfer, Landlord shall automatically be released from all remaining liability under this Lease first arising from and after the date of this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder from and after the date of transfer, provided that such transferee has assumed such obligations. The term "Landlord" as used in this Lease, shall mean only the owner of the Project or Building at the time in question.

3.Quiet Enjoyment. Landlord agrees that, so long as Tenant is not in Default hereunder, Tenant shall have the quiet enjoyment of the Premises without hindrance on the part of Landlord, subject to the terms and conditions of this Lease and without interference by persons claiming by, through or under Landlord.

4.No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Pursuant to California Code of Civil Procedure §1161.1, Landlord reserves the right to accept partial payments of rent and the acceptance of any rent or other charges hereunder shall not be deemed a waiver of any Default hereunder other than the payment of the amount accepted by Landlord.

5.Waiver. No delay or omission in the exercise of any right or remedy of one party for any failure to perform by the other party hereunder shall impair such right or remedy or be construed as a waiver thereof. One or more waivers of any covenant or condition by a party shall not be construed as a waiver of a subsequent violation of the same covenant or condition, and the consent or approval by a party to or of any act by the other party requiring such party's consent or approval shall not be deemed to render unnecessary such party's consent or approval to or of any subsequent similar act by the other party. No violation of a covenant or condition of this Lease shall be deemed to have been waived by a party unless such waiver is in writing signed by such party.

6.Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary. All conditions contained herein shall be deemed covenants.

7.Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

8.Force Majeure. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes, then such performance shall be excused for the period of the delay and the period for such performance shall be extended for a period equivalent to the period of such delay: action of the elements;

Exhibit 10.24

war, riot or civil insurrection; acts of terrorism; building moratoria, trip generation restrictions or other similar action by the City of Carlsbad or other governmental agency or entity; labor disputes; inability to procure or a general shortage of labor or materials in the normal channels of trade; delay in transportation; delay in inspections; or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted; provided, however, that except as specifically set forth elsewhere in this Lease, no such events shall affect Tenant's obligation to pay Base Rent, Additional Rent or any other amount payable under this Lease, nor shall such events affect the length of the Term.

9.Consents. With respect to any provision of this Lease which either provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being understood and agreed that Tenant's sole remedy therefor shall be an action for injunctive relief, declaratory relief or specific performance.

10.Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

11.Authority. Landlord and Tenant each represent and warrant to one another that the individuals executing this Lease on their behalf are duly authorized to execute and deliver this Lease on behalf of the Landlord and Tenant, respectively. Upon the request of the other party, any such party shall, at the time of the execution of this Lease, deliver to the other party evidence of such authority satisfactory to the other party.

12.Recording. Tenant shall not record this Lease or any short form or memorandum version hereof without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion.

13.Interpretation and Use of Pronouns. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and the neuter genders.

14.Captions and Interpretations. Section titles or captions contained in this Lease are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Lease or any provision hereof. No provision in this Lease is to be interpreted for or against either party because that party or its legal representative drafted such provision. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

15.Severability. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.Applicable Law. This Lease shall be governed by the laws of the State of California. Any action brought to enforce, interpret or nullify this Lease or the provisions hereof shall be brought in San Diego County, California, and in no other forum.

17.Waiver of Right of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem, by statute or by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease. Tenant hereby waives its rights under California Code of Civil Procedure §1179.

18.Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages or otherwise for the enforcement of any remedy hereunder, the prevailing party shall recover from the non-prevailing party all costs and expenses incurred therein, including reasonable attorneys' fees and expenses incurred in enforcing any judgment. If Landlord, through no fault of its own, is made a party

Exhibit 10.24

to any litigation relating to this Lease or the Premises instituted by or against Tenant, then Tenant shall defend, indemnify and hold Landlord harmless from and against all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith. In addition thereto, Tenant agrees to pay Landlord's costs, expenses and reasonable attorneys' fees with respect to: (i) each notice of default sent to Tenant; and (ii) any request by Tenant which causes Landlord to actually incur attorney fees, provided that prior to such fees being incurred pursuant to this subsection (ii), Landlord shall notify the Tenant of the need to reimburse such fees. Landlord shall notify Tenant of the amount of such attorneys' fees, and Tenant shall pay the same, as Additional Rent, within fifteen (15) days after such notice.

19.Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant: (i) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice and, in the event more than one person or entity comprising Tenant so acts, signs or gives or receives such notice, Landlord shall be entitled to rely on the first such act, signature, or giving or receiving of notice and any subsequent act, signature or giving or receiving of notice by any additional Tenant entity(ies) shall be null and void.

20.Successors and Assigns. The covenants and conditions herein contained shall, subject to the provisions of Section 14, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereof.

21.Time of the Essence; Business Days. Time is expressly declared to be of the essence of this Lease, and of all covenants and conditions herein contained. Any reference in this Lease to “business days” shall mean any weekday, Monday through Friday, except holidays on which United States post offices are closed.

22. No Third-Party Beneficiaries. The provisions of this Lease are solely for the benefit of the parties hereto, and no broker or other third party shall be entitled to any benefits hereof or hereunder.

23.Entire Agreement. This Lease sets forth all the terms, provisions, covenants, conditions, promises, agreements and understandings between Landlord and Tenant concerning the Premises. There are no warranties, representations, covenants, promises, agreements, conditions or understandings, either oral or written, between them other than set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

24.No Option By Landlord. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. The receipt (which shall include the cashing, deposit or other negotiation of checks, money orders and the like) of any moneys by Landlord which are tendered by Tenant along with a Tenant-executed copy of this Lease, or at any time prior to Landlord's delivery of a fully executed copy of this Lease to Tenant, shall not constitute an acceptance of Tenant's offer to lease as contained herein. Notwithstanding the foregoing, delivery of this Lease by Tenant to Landlord after signature by Tenant shall constitute an option which can be accepted by Landlord at any time until two (2) weeks after delivery of the signed Lease by Tenant. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, proceed with any plans, specifications, alterations, or improvements, and permit Tenant to enter the Premises; but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord’s signing and delivering this Lease to Tenant.

25.Federal Contractor/Subcontractor. To the extent Tenant is a federal contractor or subcontractor, then The Equal Opportunity Clause, 41 CFR 60-1.4, contained in § 202 of E.O. 11246; the Affirmative Action Clause, 41 CFR 60-250.4, contained in § 402 of the VEVRA of 1974; and the Affirmative Action Clause, 41 CFR 60-741.4, contained in § 503 of the Rehabilitation Act of 1973; are herein incorporated by reference.

Exhibit 10.24

26.Arbitration of Disputes. Except as otherwise provided in this Section 21.26 and except in connection with any determination of “market rent” pursuant to any provision of this Lease, any controversy (whether in tort or contract or other) arising under or relating to this Lease, the subject matter of this Lease, and/or the transactions contemplated herein or related thereto (including but not limited to the parties' rights to any monies due hereunder or otherwise), the parties hereto agree that such controversy shall be settled by final, binding arbitration in San Diego, California, administered by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties hereto agree that the provisions of California Code of Civil Procedure §1283.05, as it may be amended from time to time, shall be incorporated into, made a part of, and made applicable to this arbitration agreement, except to the extent in conflict with any provision of this Section. The arbitrators shall have the authority to award compensatory damages only and shall have no authority to award punitive, exemplary or similar type damages or any form of equitable relief. Only a practicing attorney-at-law licensed to practice in the State of California, with at least 10 years experience in commercial landlord-tenant or other commercial real estate matters, or a judge retired from the bench of either the State or federal courts in California, may be appointed to serve as an arbitrator. The award shall be in writing, signed by the arbitrator (or a majority of the panel of arbitrators), and shall include findings of fact and conclusions of law. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrators, its reasonable fees and costs, including but not limited to arbitrator and administrative fees, in accordance with Section 21.18 of this Lease.
Notwithstanding anything in this Section to the contrary, in the event of a Default, Landlord shall be entitled to commence and maintain a civil action in accordance with the unlawful detainer statutes to recover possession of the Premises and damages arising from the Default, and to recover possession of the Premises and all amounts awarded pursuant to the judgment.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Initials_______ Initials________

Initials_______ Initials_______

27.Exhibits. All exhibits attached hereto shall be part of this Lease and by this reference are expressly incorporated herein. This Lease contains the following Exhibits:

Exhibit 10.24

Exhibit A	Project Site Plan
Exhibit B	Tenant Work Letter
Exhibit C	Rules and Regulations
Exhibit D	Signage Criteria
Exhibit E	Environmental Questionnaire
Exhibit F	Form of Landlord’s Consent

28.Addendum. The Addendum attached hereto and specified in Section 1.19, if any, shall be part of this Lease and by this reference is expressly incorporated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date(s) set forth by their respective signatures.

Landlord: Date: __________________

H. G. FENTON PROPERTY COMPANY, a California corporation

By:H. G. FENTON COMPANY, a California corporation
Authorized Agent

By
Kevin D. Hill, Vice President
Leasing and Commercial Acquisitions

By
Michael P. Neal, President & CEO

Tenant: Date: __________________	ALPHATEC HOLDINGS, INC., a Delaware corporation By By

Exhibit 10.24

ADDENDUM TO LEASE
The following additional provisions are a part of, and incorporated in, the Lease to which this Addendum is attached. In the event of any conflict between the provisions of this Addendum and the body of the Lease, this Addendum shall control.

22.	CONDITIONAL ABATEMENT OF BASE RENT.

Subject to the satisfaction of the conditions precedent set forth below, the obligation of Tenant to pay monthly Base Rent pursuant to Section 4.1 of the Lease, shall be conditionally abated for the second (2nd) full calendar month of the Term in the amount of $105,069.00 and for the thirteenth (13th) full calendar month of the Term in the amount of $108,221.00 on the terms and conditions set forth below. The conditional abatement of Base Rent shall not include abatement of any Additional Rent, as such term is defined in Section 4.1 of the Lease.

(a)    The Lease shall be in effect and Tenant shall not be in Default of any material provision thereof; and

(b)    In the event that Landlord elects to terminate this Lease pursuant to Section 15 following Tenant’s Default, the unamortized portion of the monthly Base Rent so abated shall be deemed an element of Recapturable Expenses for purposes of Section 15.7 of the Lease, with amortization calculated on a straight line basis utilizing a sixty-six (66) month amortization schedule commencing as of the Commencement Date.

23.	OPTION TO EXTEND.

Subject to satisfaction of the conditions precedent set forth below, Tenant shall have two options to extend the Term (each, an "Extension Option") for sixty (60) full calendar months ("Extension Term") each time, on the following terms and conditions:

23.1    Tenant's Extension Option shall be subject to satisfaction of each of the following conditions precedent, which are solely for the benefit of, and may be waived unilaterally by, Landlord:

(a)    The Extension Option shall be exercised by written notice delivered by Tenant to Landlord not later than eight (8) months prior to the end of the Term or the prior Extension Term, as applicable; and

(b)    The Lease shall be in effect and Tenant shall not be in Default of any material provision thereof both on the day such written notice is delivered to Landlord and on the last day of the Term.

23.2    In the event the Term shall be extended following exercise by Tenant of the Extension Option, then all of the terms, covenants and conditions of this Lease shall remain in full force and effect during the Extension Term, except that the initial monthly Base Rent (including subsequent annual increases in Base Rent) during the Extension Term shall be adjusted to the then effective market rate for new leases to tenants having a credit history and net worth similar to that of Tenant at the time of exercising such option for comparable space in the Carlsbad market, taking into account all relevant factors for such comparable space including without limitation, the size of the Premises, the value of any tenant concessions, tenant improvement allowances or alterations to be provided by a landlord for such comparable space, and the broker commissions payable in connection with such comparable space ("Fair Market Rental Value").

23.3    Landlord shall notify Tenant in writing regarding the determination made pursuant to Section 23.2 within ten (10) Business Days after Landlord's receipt of Tenant's election to exercise the Extension Option. In the event Tenant rejects Landlord's determination, Tenant shall give Landlord written notice of such rejection ("Rejection Notice") within ten (10) Business Days after receipt of the determination. Tenant's failure to timely deliver the Rejection Notice shall be deemed Tenant's approval of the Landlord-determined Fair Market Rental

Exhibit 10.24

Value. The Rejection Notice shall state whether Tenant shall rescind its exercise of the Extension Option or if Tenant seeks to have a third-party evaluation of the Fair Market Value. If Tenant timely delivers the Rejection Notice, and such Rejection Notice states that the Tenant is rescinding the Extension Option, the Extension Option shall become null and void. If Tenant timely delivers the Rejection Notice, and such Rejection Notice states that Tenant seeks to have a third-party evaluation of the Fair Market Value, then the following terms and conditions shall apply:

(a)    Within fifteen (15) days after Tenant's delivery of the Rejection Notice, each party, at its own cost and by giving written notice to the other party, shall appoint a MAI real estate appraiser, with at least ten (10) years’ full-time commercial appraisal experience in the area where the Premises are located, to appraise and determine the Fair Market Rental Value. If, in the time provided, only one (1) party shall give written notice of appointment of an appraiser, then the single appraiser appointed shall determine the Fair Market Rental Value. If two (2) appraisers are appointed by the parties, then the two (2) appraisers shall each independently, and without consultation, prepare an appraisal of the Fair Market Rental Value within thirty (30) days after their appointment. Each appraiser shall seal its respective appraisal after completion. After both appraisals are completed, the resulting appraisals of the Fair Market Rental Value shall be opened and compared. If the values of the appraisals differ by no more than ten percent (10%) of the value of the higher appraisal, then the Fair Market Rental Value shall be the average of the two (2) appraisals.

(b)    If the values of the appraisals differ by more than ten percent (10%) of the value of the higher appraisal, then within ten (10) days after the date the appraisals are compared, the two (2) appraisers selected by the parties shall appoint a third similarly qualified appraiser. If the two (2) appraisers fail to so select a third appraiser, then a third similarly qualified appraiser shall be appointed at the request of either Landlord or Tenant by the then Presiding Judge of the Superior Court of the State of California for the County of San Diego. The two (2) appraisers shall each then submit his or her independent appraisal in simple letter form to the third appraiser stating his or her determination of the Fair Market Rental Value (which determination may not be changed from that which was set forth in such appraiser’s sealed appraisal). The sole responsibility of the third appraiser shall be to determine which of the determinations made by the first two (2) appraisers is most accurate. The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two (2) appraisers. The third appraiser’s choice shall be submitted to Landlord and Tenant within fifteen (15) days after the third appraiser has received the written determination from each of the first two (2) appraisers. The Fair Market Rental Value shall be determined by the selection made by the third appraiser from the determinations submitted by the first two (2) appraisers.

(c)    Each party shall pay the fees and expenses of its own appraiser, and fifty percent (50%) of the fees and expenses of, and the cost of appointing, the third appraiser.

(d)    The appraisers shall use their best efforts to fairly and reasonably appraise and determine the Fair Market Rental Value in accordance with the terms of this Lease, and shall not act as advocates for either Landlord or Tenant.

(e)    The appraisers shall have no power to modify the provisions of this Lease, and their sole function shall be to determine the Fair Market Rental Value in accordance with the definition thereof set forth in Section 23.2 and the provisions of this Section 23.3.

24.	NONDISCLOSURE OF TERMS.

The parties acknowledge and agree that the terms of this Lease and any financial statements delivered by Tenant are confidential and constitute proprietary information. Disclosure of the terms of this Lease or any confidential information provided in connection with this Lease could adversely affect the both Landlord and Tenant. Accordingly, each party agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not

Exhibit 10.24

intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of the other party, provided, however, that (i) Tenant may disclose the terms to prospective subtenants or assignees under this Lease and/or professionals working with Tenant and Landlord may disclose the terms to prospective purchasers and/or professionals working Landlord, (ii) Landlord may disclose such confidential information to Landlord's legal, accounting and space planning consultants, Landlord’s current and prospective clients and/or investors, Landlord’s property and asset managers or any prospective purchasers or lenders of the Project, and (iii) either party may disclose such confidential information as required by Law or as may reasonably be required in the course of any judicial or governmental proceeding (including in response to a subpoena).  Any breach of the provisions of this Section by one party shall entitle the other party to enforce all rights and remedies it has under the Lease, at law or in equity for such breach.

[SIGNATURES FOLLOW ON NEXT PAGE]

Landlord:

Date: 1/12/16	H. G. FENTON PROPERTY COMPANY, a California corporation

By:    H. G. FENTON COMPANY, a California corporation,
Authorized Agent

/S/ Kevin D. Hill
By
Kevin D. Hill, Vice President,
Leasing and Commercial Acquisitions

By    /S/ Michael P. Neal
Michael P. Neal, President & CEO

Tenant:

Date:                ALPHATEC HOLDINGS, INC., a Delaware corporation

By    /S/ Michael O'Neill VP and CFO

By    /S/ Ebun Garner General Counsel and SVP

Exhibit 10.24

EXHIBIT A
SITE PLAN

Exhibit 10.24

EXHIBIT B
TENANT WORK LETTER
(Tenant Constructs)
This Tenant Work Letter shall set forth the terms and conditions relating to the construction of tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in this Lease. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of this Tenant Work Letter.
SECTION 1 - LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
Landlord has provided, at its sole cost and expense, the base, shell and core of the Premises and the existing leasehold improvements in the Premises (the "Base, Shell and Core"). Tenant has inspected and hereby approves the condition of the Premises and the Base, Shell and Core, and agrees that the Premises and the Base, Shell and Core shall be delivered to Tenant in their current "as-is" condition.
SECTION 2 - IMPROVEMENTS
2.1    Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance ("Improvement Allowance") up to the amount set forth in Section 1.11 of this Lease for the costs relating to the initial design and construction of tenant improvements that are permanently affixed to the Premises ("Improvements"), which Improvements may include (i) expansion of the exterior patio portion of the Premises, (ii) the installation of a shade trellis or other covering over such patio, (iii) repainting and recarpeting and (iv) other modifications as depicted on the attached Exhibit 1 to this Exhibit B, which improvements are herein approved by Landlord. Tenant must request the Improvement Allowance, provide all documentation required under Section 2.2 below and satisfy all conditions set forth in Section 2.2 below on or before July 31, 2017 or the Improvement Allowance shall be deemed forfeited with no further obligation by Landlord with respect thereto. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Improvement Allowance nor shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance. The Improvements shall be deemed Landlord’s property under this Lease.
2.2    Disbursement of the Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Improvement Allowance shall be disbursed by Landlord as provided below for costs related to the construction of the Improvements and for the following items and costs (collectively, the "Improvement Allowance Items"): (a) payment of the fees of the Architect and the Engineers, as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and/or Landlord's consultants in connection with the review of the Construction Drawings, as that term is defined in Section 3.1 of this Tenant Work Letter; (b) the payment of plan check, permit and license fees relating to construction of the Improvements; (c) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings or are otherwise required by law as a result of the construction of the Improvements, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith; (d) the cost of any changes to the Construction Drawings or Improvements required by applicable building code or any other governmental law or regulation (collectively, "Code"); and (e) sales and use taxes and Title 24 fees.
Subject to the provisions of this Tenant Work Letter, Landlord will disburse to Tenant, within ten (10) business days following satisfaction of the conditions below, a check in an amount equal to the lesser of (i) the actual cost of the Improvement Allowance Items and (ii) the Improvement Allowance, following the completion of construction of the Improvements, provided that (a) Tenant delivers to Landlord evidence, reasonably acceptable to

Exhibit 10.24

Landlord, of the lien-free completion of the Improvements and a copy of Tenant’s recorded, valid "Notice of Completion," together with evidence that Tenant has delivered written notice, in accordance with California Civil Code Section 3259.5, of the recordation of the Notice of Completion to Tenant’s general contractor and any other person or entity that provided Landlord or Tenant with a preliminary 20-day notice, (b) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (c) the Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Premises has been substantially completed in accordance with the Approved Working Drawings, (d) Tenant delivers to Landlord “as-built” drawings for the Improvements, and (e) Tenant is not then in Default under this Lease and there exists no circumstance that with the passage of time, or notice from Landlord, would constitute a Default under this Lease. In addition to the provisions contained herein, Landlord shall have no obligation to disburse to Tenant any portion of the Improvement Allowance until such time that Tenant has published its annual Form10- K filing which (1) indicates Tenant has refinanced its current debt liability and has reclassified such debt as a long term liability, and (2) contains an auditor’s opinion that Tenant is a going concern.
2.3    Standard Improvement Package. Landlord may establish specifications ("Specifications") for the Building standard components to be used in the construction of the Improvements in the Premises (collectively, "Standard Improvement Package"), which shall be available to Tenant upon request.
SECTION 3 - CONSTRUCTION DRAWINGS
3.1    Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the "Architect") which will be either (i) Landlord's designated architect/space planner, or (ii) an architect/space planner approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, to prepare the Construction Drawings, as that term is defined in this Section 3.1. Tenant shall retain engineering consultants ("Engineers") approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." Landlord's review of the Construction Drawings as set forth in this Section 3, shall not imply Landlord's review of the same, nor obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
3.2    Final Space Plan. Tenant and the Architect shall prepare the final space plan for Improvements in the Premises (the "Final Space Plan") and shall deliver the Final Space Plan to Landlord for Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord acknowledges and agrees that the space plan attached to this Exhibit B as Exhibit “1” (“Working Plan”) is generally acceptable and it shall be unreasonable for Landlord to withhold its consent to the Final Space Plan if the Final Space Plan is generally consistent with the Working Plan.
3.3    Final Working Drawings. Tenant, the Architect and/or the Engineers shall compile a fully coordinated set of architectural, mechanical, electrical and structural drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed.
3.4    Permits. The Final Working Drawings shall be approved by Landlord ("Approved Working Drawings") prior to the commencement of the construction of the Improvements, such approval not be unreasonably withheld, conditioned or delayed. Tenant shall cause the Architect to immediately submit the

Exhibit 10.24

Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Contractor, as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Improvements (the "Permits"). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
SECTION 4 - CONSTRUCTION OF THE IMPROVEMENTS
4.1    Contractor. A general contractor shall be retained by Tenant to construct the Improvements. Such general contractor ("Contractor") shall be selected by Tenant and approved by Landlord (and Tenant shall have the right to select such contractor using a competitive bidding process among general contractors reasonably approved by Landlord). Tenant shall engage Hughes Marino as Tenant’s construction manager with respect to the construction of the Improvements (however, any fees charged to Tenant by Hughes Marino for such construction management shall not be included in the Improvement Allowance Items and Tenant shall be solely responsible therefor).
4.2    Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord shall have the right to designate the subcontractors to be utilized by Tenant for any mechanical, electrical, plumbing, life-safety, sprinkler, structural and air-balancing work.
4.3    Construction of Improvements by Contractor. Tenant shall independently retain, in accordance with Section 4.1 above, the Contractor to construct the Improvements in accordance with the Approved Working Drawings.
4.4    Indemnification & Insurance.
4.4.1    Indemnity. Tenant's indemnity of Landlord as set forth in Section 11.2 of this Lease shall also apply with respect to any and all Losses caused by any act or omission of Tenant or Tenant's Agents.
4.4.2    Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
4.4.3    Insurance Requirements.
4.4.3.1    General Coverages. Tenant shall cause all of Tenant's Agents to agree in their contract with Tenant to carry (i) worker's compensation insurance covering all of their respective employees, and (ii) commercial general liability insurance, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Section 11.1 of this Lease, including naming Landlord as an additional insured.
4.4.3.2    Special Coverages. Tenant (or the Contractor) shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Improvements, and such other insurance as Landlord may reasonably require. Tenant shall also require the Architect and the Engineers to agree in their contract with Tenant to carry professional liability insurance or errors and omissions insurance (as applicable). Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

Exhibit 10.24

4.4.3.3    General Terms. Certificates for all insurance carried pursuant to this Section 4.4.3 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site. In the event that the Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Improvements and naming Landlord as a co-obligee.
4.5    Construction of Improvements During the Term. Tenant hereby agrees and acknowledges that Tenant will be constructing the Improvements in the Premises during the Term of this Lease and that the construction of the Improvements shall not be deemed a constructive eviction nor shall Tenant be entitled to any abatement of Rent (except as provided in Section 22 of this Lease) or change in the Commencement Date in connection with the construction of the Improvements.
4.6    Fees to Landlord. Notwithstanding any terms to the contrary in Section 7.6 of this Lease or elsewhere, Landlord acknowledges and agrees that Landlord shall not be entitled to any fees or compensation related to its review and approval of the Construction Drawings, Final Space Plan, Final Working Drawings, or Approved Working Drawings or with respect to any other management or involvement with the construction of the Improvements.
4.7    Removal of Improvements. Notwithstanding the foregoing, Tenant shall have no obligation to remove the Improvements constructed pursuant to this Tenant Work Letter upon the expiration or earlier termination of this Lease, other than (A) any element of the Improvements shown in the Final Space Plans or the Final Working Drawings for which Landlord's written approval thereof is expressly conditioned upon Tenant's removal of the same upon the expiration or earlier termination of this Lease, and (B) telecommunications cabling and wiring, which shall be removed in accordance with Section 7.2 of this Lease.

EXHIBIT 1 TO EXHIBIT B
WORKING PLAN

Exhibit 10.24

EXHIBIT C
RULES AND REGULATIONS
In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern.
A.    The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant who shall, or whose Tenant’s Representatives shall, have caused it.
B.    Except for Tenant's customary wall hangings, Tenant shall not deface wall, ceilings, glass, partitions, floors, doors, wood, paint, stone or metal work of the Premises or the Project by marking, nailing, drilling or otherwise defacing.
C.    Tenant shall not use, keep or permit to be used or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of the Building or Project by reason of any noise, odors and/or vibrations.
D.    Tenant, or Tenant’s Representatives, shall not play any musical instrument or make or permit any improper noises in the Project.
E.    Tenant and Tenant’s Representatives shall not bring into nor keep within the Premises any animal or bird, however; this rule does not apply to dogs trained to assist individuals with a disability. In certain circumstances, Landlord may permit Tenant to bring Tenant’s dog to the Premises provided however, Landlord shall have the absolute right to ask Tenant to cease doing so, for any reason, including, but not limited to, Tenant’s dog is creating a nuisance, interfering with other tenants, causing damage to the Property or common areas, creating safety issues, or in any such other circumstances as Landlord deems reasonable.
F.    Tenant, or Tenant’s Representatives, shall not loiter in the entrance or corridors of the Building or Project, or in any way obstruct the sidewalks, hallways and stairways and shall use the same only as a means of access to and from the Premises.
G.    Landlord may limit weight, size and position of all safes, fixtures and other equipment used in the Premises. In the event Tenant shall require extra heavy equipment, Tenant shall notify Landlord of such fact and shall pay the cost of structural bracing to accommodate same. All damage done to the Premises or the Project by putting in, or taking out, or maintaining extra heavy equipment shall be repaired at the expense of Tenant.
H.    Tenant shall not use any machinery therein, even though its installation may have been permitted, which may cause any unreasonable noise, or jar or tremor to the floor or walls, or which by its weight might injure the floors of the Premises.
I.    No personnel shall enter or remain in the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.
J.    Tenant and Tenant’s Representatives shall not throw refuse or other substances or litter of any kind in or about the Project, except in receptacles placed therein for such purposes by Landlord or governmental authorities.
K.    Tenant shall not install any form of window covering or ventilators or similar devices visible from the outside of the Premises without the prior written consent of Landlord.

Exhibit 10.24

L.    All freight must be moved into, within and out of the premises only during such hours and according to such regulations as may be posted from time to time by Landlord.
M.    No aerial, antenna or dish shall be erected on the roof or exterior walls of the Premises or on the grounds, without in each instance the written consent of Landlord. Any aerial, antenna or dish so installed without such written consent shall be subject to removal without notice at any time.
N.    Tenant shall use, at its cost, such pest extermination at such intervals as Landlord may require.
O.    No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord or its authorized agent.
P.    Tenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority.
Q.    Tenant shall not clean, wash, repair or otherwise perform any maintenance or service on any vehicle owned or utilized by Tenant in any of the Common Areas of the Project or any other area in plain view of the public.

Exhibit 10.24

EXHIBIT D
SIGNAGE CRITERIA

A.
Interior Signs. Tenant shall not affix or maintain upon the glass panes and supports of the storefront windows and doors, or within 18" of the storefront windows and doors, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, except such as have first received the written approval of Landlord (which shall not be unreasonably withheld or delayed) as to size, type, color, location, copy, nature and display qualities.

B.
Exterior Signs. Tenant shall be entitled to Building-exterior signage and signage on the Project's monument. All signage shall be designed and installed, at Tenant's sole cost and expense, in locations mutually agreed by Landlord and Tenant. Any Building-exterior signage shall have first received the written approval of Landlord (which shall not be unreasonably withheld or delayed) as to size, type, color, location, copy, nature and display qualities.

C.
Tenant shall not erect, place, paint or maintain in or on the Premises any sign, exterior advertising medium or any other object of any kind whatsoever, whether an advertising device or not, visible or audible from outside the Premises. Nor shall Tenant change the color, size, location, composition, wording or design of any sign or advertisement on the Premises that may have been theretofore approved by Landlord and governmental authorities without the prior written approval of Landlord and said authorities. Tenant shall, at its own expense, maintain and keep in good repair all installations, signs and advertising devices which it is permitted by Landlord to maintain, and shall pay all charges required to keep them in good repair.

D.
Upon termination or expiration of this Lease or of Tenant’s right to possession of the Premises, then Tenant shall at Tenant’s sole cost and expense, remove such signage and restore and repair all parts of the Building and Building monument sign affected by the installation or removal of said signage to the condition existing prior to its installation or to a condition reasonably acceptable to Landlord.

Exhibit 10.24

EXHIBIT E
ENVIRONMENTAL QUESTIONNAIRE

Exhibit 10.24

EXHIBIT F
FORM OF LANDLORD’S CONSENT
LANDLORD SUBORDINATION AND AGREEMENT

THIS LANDLORD WAIVER AND AGREEMENT ("Agreement"), dated as of ________, 201_, is between ________________, a ________________ corporation (the “Lender”) and [FENTON ENTITY], a California ________________ ("Landlord"), with reference to the following:

R E C I T A L S:
A.    Landlord and __________________________, a _________________ ("Tenant"), are parties to that lease agreement dated ________________ ("Lease"), relating to the improved real property located ___________________________, as more particularly described in the Lease ("Premises").

B.    Lender has agreed to make a loan to Tenant pursuant to a loan agreement dated ___________________, 2015 and related documents and instruments (collectively, "Loan Documents"), which loan is secured by, among other things, that certain personal property owned by Tenant which is described on Schedule A attached hereto (collectively, "Collateral").

C.    The parties wish by means of this Agreement to establish certain rights, safeguards, obligations and priorities with regard to their respec-tive interests.

Terms of the Agreement
IN CONSIDERATION of the mutual covenants of the parties and other good and valuable consideration, Lender and Landlord agree as follows:

1.    Lender's Security Interest in Fixtures. Landlord acknowledges that pursuant to a Security Agreement which is one of the Loan Documents, Tenant is granting Lender a security interest in the Collateral identified on Schedule A. Landlord consents to the grant of such a security interest, subordinates any and all rights in the Collateral which Landlord may have under statute, case law or by contract, and agrees that the Collateral shall remain personal property of Tenant at all times, notwithstanding that the Collateral, or any part thereof, may now be or hereafter become in any manner affixed or attached to, or embedded in, or permanently resting on, real property or any building thereon, or may otherwise be characterized under applicable law as fixtures; provided, however, that the foregoing shall apply only as between Landlord and Lender and shall not affect Landlord's rights to characterize the Collateral as real property or fixtures following the termination of Lender's security interest therein.

2.    Access to Premises. Landlord shall, subject to the rights of Tenant under the Lease and subject to Landlord’s right to enter the Premises to prepare the same for the next tenant, permit Lender and its agents and representatives to come on to the Premises for a period of up to thirty (30) days to dispose of or remove the Collateral. Landlord agrees that if it shall commence any action to regain possession of the Premises or to terminate the Lease, Landlord will endeavor to notify Lender of such action and will permit Lender and its agents and representatives to come on the Premises, after Landlord has regained possession of the Premises, to dispose of or remove the Collateral, subject to the time limitations and other provisions of Paragraph 5 below. Lender shall use due care during any such period in which it is on the Premises and shall promptly repair any damage caused to the Premises by Lender's removal of the Collateral from the Premises.

3.    No Effect on Tenant's Lease Obligations. Nothing contained herein shall: (i) operate as a consent to or approval or ratification by Landlord of any of the provisions of the Loan Documents, nor shall Landlord be bound in any way by the provisions of the Loan Documents; (ii) be construed to modify, waive or affect any of the provisions, covenants or conditions in the Lease, any of Tenant's obligations or Landlord's rights or remedies under

Exhibit 10.24

the Lease, or otherwise or to enlarge or increase Landlord's obligations or Tenant's rights under the Lease or otherwise; or (iii) be construed to waive any present or future breach or default on the part of the Tenant under the Lease.

4.    Notices. All notices, demands or requests from one party to another may be personally delivered, sent by overnight express delivery service, sent by facsimile with first-class mail backup sent the same day, or sent by certified mail, postage prepaid with return receipt requested, to the addresses stated in this Paragraph. Notices shall be deemed received upon actual delivery to the addressee with respect to personal or express service delivery or facsimile, and three (3) days after deposit in the mails with respect to mailing. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this Paragraph to the other party; provided, however, that each address for notice must include a street address and not merely a post office box. All notices, demands or requests shall be addressed as follows:

To Landlord:    H. G. FENTON COMPANY
7577 Mission Valley Road, Suite 200
San Diego, CA 92108
Facsimile: (619) 400-0111
Attention: Property Manager

To Lender:    _____________________________
_____________________________
_____________________________
Attention:______________________

5.    Other Matters of Agreement. Notwithstanding anything in the foregoing to the contrary, Landlord and Lender agree, and Landlord has signed this Agreement in material reliance thereon:

(a)    Notwithstanding anything to the contrary herein, the term "Collateral" shall not include, and Lender shall have no security interest or other interest in, (i) any of the tenant improvements constructed or installed pursuant to the Lease between Landlord and Tenant, or (ii) any furniture, fixtures or equipment purchased with the proceeds of any tenant improvement or other allowance provided for in the Lease.

(b)    No sale or auction of the Collateral shall be conducted in or from the Premises or the building or project in which the Premises are located ("Project").

(c)    In the event of a default by Tenant under the Loan Documents, Lender shall use its best efforts in good faith to notify Landlord in writing concurrently with any notice of default delivered to Tenant.

(d)    Lender shall remove the Collateral from the Premises within thirty (30) days after Lender is notified in writing that Tenant's possession of the Premises (or right to possession of the Premises) is, has been or will be terminated. If the Collateral or any portion thereof remains on the Premises for more than thirty (30) days after Lender is so notified, then Lender shall be deemed to have waived and quitclaimed any further interest therein to Landlord.

(e)    If Lender enters the Premises to remove the Collateral (or any portion thereof), Lender shall not remove any Collateral in such a way that damages either the Premises or the Project, and Lender shall, within ten (10) days after receiving a bill from Landlord, reimburse Landlord for the cost of repairing any damage to the Premises or the Project resulting from Lender's removing the Collateral (or any portion thereof).

(f)    Lender shall pay to Landlord rent at the rental rate last in effect under the Lease, together with all other pass-through charges payable by Tenant pursuant to the Lease, for any period following termination

Exhibit 10.24

of Tenant's right to possession and occupancy of the Premises, until such time as all of the Collateral has been removed from the Premises and Lender has repaired any damage caused by its presence in the Premises.

(g)     [ALTERNATIVE IF LENDER WON’T AGREE TO INDEMNITY: Prior to entering upon the Premises, Lender shall provide Landlord evidence that it carries commercial general liability insurance in commercially reasonable amounts naming Landlord as an additional insured.] Lender shall indemnify, protect, defend and hold Landlord harmless from and against any and all liabilities, claims, causes of actions, losses, damages and costs or expenses, including reasonable attorneys' fees and costs (including such fees and costs arising out of Landlord's enforcing this indemnity provision), arising out of or in connection with Lender's failing to perform any of its obligations or exercising any of its rights under this Agreement, including without limitation, removing the Collateral from the Premises.

6.    Other Provisions.

(a)    This Agreement shall be binding upon and shall inure to the benefit of the successors, assignees and trans-ferees of the parties hereto whether by license, sale, gift, operation of law or other-wise.

(b)    This Agreement contains the entire agreement between the parties relating to the subject matter hereof. None of the parties shall have the right to rely upon any repre-sentation or warranty not expressly set forth herein. No provi-sion of this Agreement may be amended or added to except by an agreement in writing signed by each of the parties hereto.

(c)    Time is of the essence of each and every one of the provisions herein contained.

(d)    Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

(e)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an origi-nal, but all of which when taken together shall constitute one and the same instrument.

(f)    This Agreement shall be construed in accordance with the laws of the State of California.

(g)    No provision of this Agreement shall be construed or interpreted against any party because that party, or its legal representative, drafted the provision. Captions and organizations are for convenience and shall not be used in con-struing meaning.

(h)    This Agreement shall not be binding in any respect against Landlord unless and until Lender delivers a fully signed counterpart to Landlord.

To indicate their agreement to the above, the parties or their authorized representatives or officers have signed this document.

[SIGNATURES FOLLOW ON NEXT PAGE]

Exhibit 10.24

Lender: __________________________, a _____________________ By Its Date By Its Date	Landlord: [FENTON ENTITY], a ______________________ By: H.G. FENTON COMPANY Authorized Agent By Its Date____________________________________ By Its Date

Exhibit 10.24

SCHEDULE A

List of Collateral